Exhibit 10.1

CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”

STATE OF TEXAS	§
	§	LEASE AGREEMENT
COUNTY OF CAMERON	§

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of the 6th day of March 2019 (the “Execution Date”) by and between the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, a navigation district organized, created and existing under and by virtue of the laws of the State of Texas, with its domicile in Brownsville, Cameron County, Texas (“District”), and RIO GRANDE LNG, LLC, a Texas limited liability company (“Lessee”).  Capitalized but undefined terms used herein shall have the meanings ascribed to such terms in Schedule 1, which is attached hereto and made a part hereof for all purposes.

WHEREAS, prior to the Execution Date, Lessee or its Affiliates have entered into two agreements with District which together affect the entirety of the Land:

(i)         that certain Lease Agreement concerning ten (10) acres of the Land dated March 8, 2017 by and between NextDecade LNG, LLC (formerly known as NextDecade, LLC), a Texas limited liability company (“NextDecade”), as lessee, and the District, as lessor, which lease is also referenced as BND Contract #4145, as assigned by NextDecade to Lessee pursuant to that certain Assignment of Lease Agreement dated August 31, 2017, and as extended by those certain letters dated March 20, 2018 and October 1, 2018 (collectively, as amended, extended and assigned, the “Ten-Acre Lease”); and

(ii)        that certain Option to Lease concerning the remainder of the Land that is not the subject of the Ten-Acre Lease by and between NextDecade, as optionee, and the District, as optionor, dated November 6, 2013, which document is also referenced as BND Contract #3980 “A”, as amended by that certain First Amendment to Option to Lease dated November 6, 2014, which document is also referenced as BND Contract #3980 “B” and by that certain Second Amendment to Option to Lease dated March 8, 2017, which document is also referenced as BND Contract #3980 “D” (collectively, as amended, the “Option Agreement”);

WHEREAS, (i) Lessee hereby exercises the option to lease under the Option Agreement with respect to the portion of the Land described therein (and the District hereby waives any additional formalities set forth in the Option Agreement in connection with the exercise thereof); (ii) on or before the Effective Date, Lessee and the District will terminate the Ten-Acre Lease in consideration of including the portion of the Land that was the subject thereof as a portion of the demised premises under this Lease, and (iii) Lessee and the District have agreed upon the form of this Lease to serve as the lease required to consummate closing under the Option Agreement, including the addition of the portion of the Land that was the subject of the Ten-Acre Lease within the demised premises under this Lease; and

WHEREAS, Lessee and the District desire to enter into this Lease in accordance with the terms and conditions more particularly set forth hereinbelow.

W I T N E S S E T H:

1.          Demise; Term.

a.        District does by these presents lease and demise unto Lessee the property described in Exhibit A, which is attached hereto and made a part hereof for all purposes (the “Land”), together with any and all littoral or riparian rights, rights of ingress and egress, improvements thereon, easements, rights-of-way, licenses, utility rights (including without limitation water, waste water, and sanitary sewer capacity, subject to Sections 4(c)(v), (vi), and (vii), 9(d) and (e), and any other express terms and conditions of this Lease) associated with the Land, all other appurtenances thereto, all strips and gores adjacent to the Land, and all other rights, titles, and interests in and to the Land now held or hereafter acquired by District (together with the Land, the “Premises”), for a primary Term of thirty (30) years commencing on the Effective Date (the “Primary Term”) with options for subsequent Renewal Terms, for the purposes and upon the terms and conditions more particularly set forth in this Lease. The Premises do not include any right, title or interest in and to the public wharves, docks, terminals or facilities of the District.

b.        The parties agree that this Lease shall not become effective unless and until Lessee or Lessee’s Affiliate makes a positive Final Investment Decision (“FID”) for the first Phase of the LNG Facility.  Accordingly, this Lease and all rights and obligations hereunder shall become effective and the Primary Term shall commence on the date (“Effective Date”) indicated in the written notice submitted by Lessee to District, and countersigned by the District, substantially in the form of Exhibit G confirming that Lessee or Lessee’s Affiliate has made its FID for the first Phase of the LNG Facility (“Effective Date Notice”).  The Effective Date shall be no later than November 6, 2019 or as otherwise provided in Section 1(c) below (the “Outside Effective Date”).

c.        In the event that Lessee does not deliver its signed counterpart of the Effective Date Notice prior to the Outside Effective Date because, for reasons unrelated to an act or omission of its own, Lessee is unable to secure one or more of the required permits listed in Exhibit C, then the Outside Effective Date shall be automatically extended on a month-to-month basis for a maximum of six (6) months, after which, if no Effective Date Notice has been provided by Lessee, this Lease shall automatically terminate without any action by District and shall be of no further force or effect and the District shall be entitled to retain any amounts prepaid under the Ten-Acre Lease, the Option Agreement and this Lease.  Any such extension of

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the Outside Effective Date shall defer the Effective Date of the Primary Term to the actual date on which the Effective Date Notice is issued, and such extended period of time shall reduce the term of the second Renewal Term (if applicable) on a day for day basis.  For the duration of any such Outside Effective Date extension period, Lessee shall pay to the District the amount of Rent stipulated in Exhibit F for each month of such extension.

d.        Provided no Event of Default has occurred under this Lease, and provided Lessee timely gives notice as hereinafter provided, Lessee shall have the option to renew and extend the Term of this Lease beyond the Primary Term for up to two (2) consecutive renewal periods consisting of ten (10) years each (each, a “Renewal Term”).  Written notification to District exercising each such Renewal Term must be given by Lessee not less than six (6) months prior to the expiration of the Primary Term or then-current Renewal Term, as applicable.  The exercise of said option shall be by written notice to the District as provided for in Article 8 below. EMAIL NOTICE ALONE WILL NOT SUFFICE. The notice requirements shall be strictly enforced. It is Lessee’s responsibility to timely deliver notice of its intent to renew.  Failure to exercise the first option to renew shall automatically cancel the second option to renew.

e.        Subject to the provisions of this Lease, District covenants that so long as no Event of Default has occurred under this Lease, (i) Tenant shall have peaceful and quiet possession of the Premises against any party lawfully claiming by, through or under the District; (ii) District shall take no action, nor fail to take any action, that would unreasonably and foreseeably deny Lessee the right, or interfere with Lessee’s right, to freely, peaceably, and quietly have, hold and enjoy full and exclusive use and enjoyment of the Premises in accordance with the terms and conditions of this Lease, and (iii) subject to District’s police powers, Lessee shall retain and maintain legal control of the Premises, and all access to and activities conducted on the Premises, at all times in compliance with the requirements of the PHMSA and the DOT.  Except as otherwise expressly set forth in this Lease, the covenants of title set forth in this paragraph are in lieu of any other covenants of title, express or implied.

2.          Rent.

a.        As a consideration for this Lease and as rental for the Premises, Lessee agrees to pay or cause its Affiliate(s) to pay Rent, in an amount as determined in accordance with Exhibit F, on the first (1st) day of each quarter during the Term.  If the first day of a payment period under this Lease shall occur on a day other than the first day of the quarter, or if the last day of the Term under this Lease shall occur on a day other than the last day of the quarter, then the Rent due for such quarter shall be prorated accordingly.

b.        District acknowledges that (1) pursuant to Article X of the Ten-Acre Lease, Lessee is entitled to receive a pro-rated credit for rental paid under the Ten-Acre Lease to the extent of any portion of such rental paid prior to the Effective Date but

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attributable to the period of time from and after the Effective Date, and (2) pursuant to Section 5 of the Option Agreement, Lessee is entitled to a pro-rated credit of the option fee paid under the Second Amendment to the Option to Lease to the extent of any portion of option fee paid prior to the Effective Date but attributable to the period of time from and after the Effective Date.  Accordingly, District acknowledges and agrees that any such credits under the Ten-Acre Lease and the Option Agreement shall be credited and applied towards any Rent due upon the Effective Date of this Lease.  The amount of credit shall be determined as of the Effective Date and confirmed by the parties in the Effective Date Notice, and shall be equal to the sum of the prepaid rent under the Ten-Acre Lease and the prepaid option fee under the Second Amendment, in each case to the extent paid prior to the Effective Date but attributable to any period of time from and after the Effective Date.

c.        Except as otherwise set forth in Section 13 below, it is intended that the Rent provided for in this Lease shall be absolutely net to District throughout the Term, and Lessee accordingly covenants and agrees (subject to Section 11(f) hereof) to pay, as they become due and payable and before they become delinquent, all taxes, costs, expenses, liabilities, and deductions with respect to the Premises, and/or the ownership, leasing, operation, maintenance, repair, use or occupation thereof, including without limitation the costs, charges and assessments hereinafter set forth in this Lease.

d.        Lessee agrees to pay, or to cause its Affiliates or contractors to pay, to District as and when they accrue but without duplication, wharfage, port, harbor, and other charges, including dockage charges on District’s public docks (but not on any private dock constructed and operated by Lessee), for the use of its facilities at the rates published in the Tariff containing authorized rates, rules, and regulations governing the Brownsville Ship Channel and its publicly-owned wharves, piers, and docks, as well as other lawful charges incurred to District by reason of Lessee’s operations on the Premises.  For purposes of clarification, any amounts paid by Affiliates or contractors of Lessee shall be accepted by the District as if they had been paid by the Lessee, and there shall be no duplication of any such fees payable by Lessee and its Affiliates or contractors.  All Tariff rates except those applicable to dockage apply to any activity on the Premises, including but not limited to wharfage.  All wharfage fees, port fees, and harbor fees for LNG and other gas products produced pursuant to the Permitted Use shall be at the same published rate in the Tariff as crude oil, refined petroleum products and natural gas liquids per metric ton.  One metric ton is equal to 2,204.6 pounds or 2.174 cubic meters of liquified natural gas.  One metric ton is equal to 7.1475121 barrels of liquified natural gas.  As of the Execution Date, the wharfage fee prescribed by the Tariff for crude oil, refined petroleum products and natural gas liquids is $0.095 per barrel which equals $0.679 per metric ton.

e.        All Rent payments shall be paid not later than ten (10) days from the date when due; they shall thereafter bear interest at the rate of fifteen percent (15%) per annum from the date due until paid.  In the event such fifteen percent (15%) rate at any

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time shall be illegal or usurious under Applicable Law, it shall be automatically reduced to the highest lawful rate.

3.          Purpose Clause.

a.        It is an express condition of this Lease that the Premises leased hereby is for the purposes of constructing, operating, and maintaining a liquefied natural gas facility and export terminal (“LNG Facility”), including any ancillary uses permitted by the FERC Order, and for the construction, operation, and maintenance of gas treatment and gas pipeline facilities (collectively, the “Permitted Use”).  In no event does this Lease authorize the installation of any underground petroleum storage tanks on the Premises.

b.        Notwithstanding anything to the contrary set forth herein, if Lessee elects to commence the construction of the LNG Facility, then Lessee will design, construct, use and operate the LNG Facility and any other facilities now or hereafter located on the Premises (the “Improvements”), or will cause the Improvements to be designed, constructed, used and operated, in compliance with all Applicable Laws.  Lessee’s operational procedures for the LNG Facility will be established only after consultation with District and any other Governmental Authorities with jurisdiction over such operational procedures, which may include the USCG, the USACOE, the Pilot Board, and the FERC, as applicable.  Any and all marine operations in the Brownsville Ship Channel, the Intracoastal Waterway, and other navigable waters within the jurisdiction of the Port (including, without limitation, the passing of LNG tankers through the Brownsville Ship Channel), and the operation of any other facilities on the Premises will be subject to such procedures, rules and regulations as shall be established by any such Governmental Authority having jurisdiction over Lessee’s operational procedures, provided no procedure, rule or regulation established by District will prevent Lessee from using Premises for the Permitted Use or deny or prevent Lessee from retaining legal control of the Premises in compliance with the requirements of the PHMSA of the DOT.

c.        Notwithstanding anything to the contrary set forth herein, District hereby acknowledges that Lessee may design, develop and construct the LNG Facility in multiple phases (each, a “Phase”) that will be developed, constructed, owned and operated by one or more Affiliates of Lessee formed for the purpose of developing, constructing, owning and operating one or more Phases of the LNG Facility (each, an “Operating Affiliate”), and District shall cooperate in good faith, at no material out of pocket expense to District, with Lessee’s commercially reasonable efforts to structure the organization and financing of the Phases and Operating Affiliates in an efficient manner.  Without limiting the generality of the foregoing, in the event that Lessee elects to form an Operating Affiliate to develop a Phase of the LNG Facility, Lessee shall prepare and deliver to District the following agreements and materials:

i.            Written notice from Lessee to District of Lessee’s final investment decision to proceed with the capital investment in the applicable Phase;

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ii.          A sublease agreement (and a memorandum or short form thereof) to be entered into between Lessee and Operating Affiliate with respect to such Phase (an “Operating Lease”), in substantially the same form as this Lease (including the provisions concerning leasehold mortgagees set forth herein), except for Phase-specific revisions, such as the description of the Premises applicable to such Phase (the “Operating Lease Premises”) and such other terms and conditions as Lessee determines are necessary and prudent in connection with the operation of the applicable Phase of the LNG Facility; provided, however, that (A) as between the District and Lessee, no such Operating Lease will relieve Lessee of its obligations under this Lease, and (B) as between the District and Guarantor, no such Operating Lease will relieve Guarantor under its Guaranty (if applicable);

iii.        One or more agreements concerning common facilities, easements, covenants, conditions, and restrictions applicable to Lessee and each of the Operating Affiliates for the orderly operation and management of the Premises and the LNG Facility; and

iv.        Such other commercially reasonable documents as may be requested by Lessee or its lenders or investors in connection with the financing of the construction and operation of such Phase; provided, however, in the event that any such documents contemplates District as a party thereto (other than a certificate on the terms and conditions set forth under Section 7(f) below), District shall employ good faith and diligent efforts to review and respond to such documents within thirty (30) days following Lessee’s delivery of the drafts thereof to District.  Upon District’s approval of the above-requested documents, District shall promptly execute and deliver its applicable counterparts thereof to Lessee, following which Lessee shall promptly return copies of the fully-executed documents to District for its records.  In the event District timely responds with questions, comments or concerns related to the above-requested documents, then the parties shall employ good faith and diligent efforts to negotiate the above-requested documents within thirty (30) days following District’s response; provided, however that so long as the parties continue such negotiations within such thirty (30) day period but are unable to conclude the negotiations with such period of time, then the parties shall continue to negotiate the same as necessary for up to an additional fourteen (14) days.

4.          [***];  Submission of Plans; Construction of Improvements.

a.        [***]:

i.          [***];

ii.         [***]; and,

iii.        [***].

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[***].

b.        All construction of Improvements and facilities of Lessee on the Premises that connect with any public right of way or District’s utilities or other facilities, that adjoin or connect with the property or improvements of District’s other tenants, that lie below the high water mark of the Brownsville Ship Channel, or that alter or influence the navigability of the Brownsville Ship Channel (i) shall be subject to coordination with the District ([***]) and (ii) shall conform to the building codes and electric codes typically required for liquefied natural gas export facilities, as in effect as of the Effective Date.  Lessee shall construct, maintain and operate its Improvements (or shall cause its Improvements to be constructed, maintained and operated) on the Premises in accordance with good engineering construction practices (or such similar standard as is required under the contract with the EPC Contractor) so as not to conflict with the regulations of any Governmental Authority having jurisdiction thereof, including specifically but without limitation requirements contained in any permits issued pursuant to the National Pollutant Discharge Elimination System, the Texas Pollutant Discharge Elimination System, requirements of any Stormwater Pollution Prevention Plan, and all applicable State and Federal air standards regulations, nor with the rules and regulations prescribed by District in the Tariff.  All private fire protection which may be installed by Lessee shall conform in all respects to standard codes typically required for liquefied natural gas export facilities.

c.        All such construction shall also be subject, in addition to all other provisions of this Lease, to the following conditions:

i.           All construction, reconstruction, demolition and alteration of Improvements will be at the sole risk and expense of Lessee, and Lessee shall obtain all necessary building permits and other approvals of Governmental Authorities therefor, which may include certain licenses, permits, or authorizations from the Governmental Authorities listed in Exhibit C attached hereto, provided that District agrees, at no cost to District, to reasonably cooperate with Lessee’s efforts to obtain all permits and licenses required to construct, operate, and maintain an LNG Facility on the Premises.  [***].  Lessee shall promptly provide District, without the necessity of a request from District, copies of any notices of violation or cancellation of any such licenses, permits, or authorizations issued by any Governmental Authority.

ii.         [***].

iii.        All construction and alterations shall be accomplished in a good and workmanlike manner and in compliance with all Applicable Laws.  Lessee will secure all required or applicable permits for construction of or alterations to the LNG Facility.

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iv.        Except for the Improvements depicted in the Plans (such as, but not limited to, piers, jetties, and fences) or as otherwise approved by any applicable Governmental Authority, no building or other similar improvements shall be constructed within twenty (20) feet from the theoretical top of all bank lines and all road right-of-way lines, nor within ten (10) feet from all other exterior property lines (not including any internal property lines between the Operating Lease Premises).  Discharges from the LNG Facility shall be in compliance with all Applicable Laws.  No building or other similar improvements shall be erected within any Reserved Easements.

v.         All septic systems installed on said Premises shall be subject to the approval of District’s Director of Engineering Services and the County Health Officer of Cameron County, Texas.  In the event Lessee elects to connect to the sewer system maintained by the District, Lessee acknowledges that additional conditions may apply outside of the scope of this Lease, including additional fees at the District’s standard rates for projects categorized by the District similarly to the LNG Facility.

vi.        The Premises are not currently served by the District’s utility services.  The cost of running District services lines from the District’s treatment plant to the Premises (as well as running District water service lines to the Premises as described in Section 9(e) below) shall be borne solely by Lessee.

vii.       All surface water, rain water, and other non-domestic sanitary sewer water, not containing noxious, odorous or otherwise harmful substances may be disposed of through direct underground drains into the basin, except that such drains must leave the bank at least eight inches (8”) below the top line of rip rap rock to prevent erosion of the bank.  In no event shall any such drain water be shunted or passed over banks of the harbor, nor shall any noxious, odorous or otherwise harmful substance be discharged into such harbor or basin.  All such discharges shall be in compliance with Applicable Law and pursuant to any and all permits required by any Governmental Authority.

viii.      Neither Lessee nor anyone claiming by, through or under Lessee shall have the right to file or place any mechanic’s lien of any kind or character whatsoever on District’s fee simple interest in the Premises.  Subject to Section 11(f) below, Lessee shall pay the cost of installing and removing Improvements and other work done on the Premises so that the Premises at all times shall be free from any lien for labor, services or materials supplied or claimed to have been supplied to the Premises as a result thereof.  For the further security of District, Lessee shall employ commercially reasonable efforts to notify any and all contractors, subcontractors or other persons, firms or corporations that may furnish any such material, service or labor in advance of the commencement of construction or the furnishing of materials, services or labor to the Premises of the restrictions described in this Section 4(b)(viii).

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ix.        Upon completion of all major construction, alteration or repair of any Phase of the Improvements, Lessee shall, within one hundred eighty (180) days following such completion, deliver to the [***] “as built” plans showing such Improvements, and a final certificate of occupancy, or its equivalent, from each applicable Governmental Authority.  If any alterations result in any modifications of the external dimensions of such Improvements, Lessee shall, within one hundred eighty (180) days following such completion, also deliver to the [***] an “as built” survey describing such alterations.

d.        [***]:

i.            [***].

ii.          [***].

iii.         [***].

iv.         [***].

e.        [***].

f.        Subject to the other provisions of this Lease, including Lessee’s obligations to remove improvements upon the termination of the Lease, title to and ownership of all improvements, additions, alterations, replacements, fixtures, equipment and other personal property installed, located or constructed on the Premises by Lessee (“Lessee’s Improvements”) are and shall remain with Lessee during the Term.

g.        Lessee shall have the obligation, at any time prior to the scheduled expiration date of the Term, or within eighteen months (18) months after the expiration or earlier termination of this Lease (provided that during such 18-month period Lessee continues to pay Rent and perform all other obligations of Lessee under this Lease), to remove all or any portion of Lessee’s Improvements, except for any water mains, gas mains, railroad tracks, power lines, fences, docks, wharves, bulkheads, pilings, foundations, substations, and other similar infrastructure improvements and any other Improvement that District accepts and agrees in writing to take title to, all which are hereby agreed shall become the property of District upon said expiration, cancellation or forfeiture, from the Premises.  If Lessee fails to remove Lessee’s Improvements within such time period, title to and ownership of that portion of Lessee Improvements not removed shall automatically vest in District without the requirement of any payment by District to Lessee, subject however to the rights of any Leasehold Mortgagee under this Lease. As additional security for Lessee’s removal obligations under this paragraph, Lessee shall procure and provide to District no later than six (6) months following the last installment on Lessee’s loan facility for the construction of the LNG Facility (or any subsequent permanent loan or project finance facility which refinances the preceding facility) and confirmation of the extinguishment of the applicable Leasehold Mortgagee’s security interest over the Improvements, a surety bond to be issued by a creditworthy financial or

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insurance institution for the benefit of the District for an amount reasonably necessary to guarantee Lessee’s obligations under this Section 4(g).  Any such financial or insurance institution shall at a minimum meet the requirements set forth in Section 14(f) below and of Texas Insurance Code § 3503.005, if applicable.

h.        Lessee shall have the right, at Lessee’s expense, to construct and operate pipelines, roads, and utility lines on the Premises in accordance with the Plans or, after approval in writing by the District and execution of a separate easement or license agreement, on lands owned by the District but which are not included in the Premises at locations acceptable to District and Lessee.  District shall reasonably cooperate, at no expense to District, with Lessee in granting or obtaining from third parties any easements, rights-of-way, or permits that may be necessary for the construction and operation of such pipelines, roads, and utility lines.  Any easements granted by District shall be subject to District’s standard charge for similar easements as stated in District’s Leasing Policies.  Lessee also has the right to construct docks and roadways within the Premises to be used in conjunction with the LNG Facility.  [***].

i.         The District shall assess a throughput charge as reflected in District’s  Table of Lease Rental Rates on any natural gas liquid products (i.e., propane, butane, pentane) extracted from gas supplied to the LNG Facility and sold by Lessee, provided that such products are not otherwise subject to wharfage charges.  The Lessee is responsible for reporting volumes of natural gas liquids which are subject to such throughput charges to the District on a monthly basis.  The District reserves the right to conduct a limited audit of relevant records of the Lessee to verify any natural gas liquid volume and sales reports which may be submitted by Lessee; provided, however, that any such audit shall require a minimum of seven (7) Business Days’ advance notice in writing, shall be conducted during regular business hours of Lessee, and not require an unreasonable level of support from Lessee’s staff.

j.        District acknowledges that in order to develop the LNG Facility, Lessee needs to undertake dredging work for Lessee’s proposed dock on the Premises and to connect the Premises to existing navigation channels and that Lessee has filed an application for a permit under 33 U.S.C. 408 to be issued by the USACOE for this purpose. Lessee shall ensure that the District ([***]) is given the opportunity to review and comment on the final engineering design which complies with such permit prior to undertaking construction activities. District’s approval must be given prior to commencement of any dredging work, and such approval shall not be unreasonably withheld, delayed, or conditioned (such approval to be provided within thirty (30) days of submission).  All such dredging will be at Lessee’s sole cost and expense [***]. District shall, at no cost to District, reasonably cooperate with Lessee in Lessee’s attempts to obtain and maintain any permits and consents for dredging associated with Lessee’s construction of the Facility.  In conducting the dredging work, Lessee shall reasonably cooperate with District to avoid disruption to ship traffic in the Brownsville Ship Channel.

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k.         Upon Lessee’s reasonable request, District shall promptly deliver to Lessee copies of any existing agreements affecting the Premises, a copy of the existing title policy (if any), survey, and any environmental site assessment related to the Premises, and any other nonproprietary documentation relating to the Premises and in District’s possession, including without limitation any analyses, reports, surveys, tests, examinations, and studies that pertain to the condition of the Premises.

5.         LNG Facility.

As material part of the consideration for this Lease, Lessee covenants and agrees to diligently pursue the engineering, design, licensing, permitting, construction and development on the Premises of an LNG Facility.  District hereby acknowledges that the LNG Facility is consistent with District’s overall plan for development of the Port facilities.  Lessee will cause construction of the LNG Facility to be commenced on or before the date required by the FERC Order in accordance with the final Plans submitted to the District under Section 4(c) hereof.

6.          Assignment, Sublease, and Collateral Transfer.

a.        Subject to Section 6(b), Lessee may not assign this Lease or sublet the Premises without the written consent of District, which consent shall not be unreasonably withheld, conditioned or delayed (in any event, not to exceed thirty (30) days).  Further, Lessee may not assign this Lease or sublet the Premises for any use other than the Permitted Use.  Notwithstanding any other provision of this Section 6 (other than with respect to a Leasehold Mortgagee), Lessee may not assign this Lease or sublet the Premises if Lessee is then in default under the terms of this Lease.

b.        District’s consent shall not be required with respect to the following, provided that prompt written notice thereof is given to District (a “Permitted Transfer”):

i.           Subject to the terms and conditions of Section 3(c) above, an Operating Lease; or

ii.         Any Transfer to an Affiliate, subsidiary, parent or successor (whether by purchase of interest or transfer of assets) of Lessee, provided that Lessee delivers to the District no less than thirty (30) days prior to any such transfer reasonably sufficient evidence that the proposed assignee

w.        is an Affiliate, subsidiary, parent or successor (whether by purchase of interest or transfer of assets) of Lessee,

x.         holds all necessary federal and state permits to operate the LNG Facility,

y.         possesses at least substantially the same technical and financial capacity to operate the LNG Facility as Lessee and Guarantor possess as of the Execution Date, and

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z.          otherwise complies with the FERC Order and/or has received the written consent of the Leasehold Mortgagee, and if the District fails to raise reasonable and good faith objections to such evidence within such thirty (30) day period, the Transfer shall be deemed permitted; or

iii.        A sublease of no more than ten (10) acres for the benefit of the providers of utility services to the LNG Facility for the sole purpose of installing and maintaining utility equipment for the LNG Facility, provided that in the notice of sublease to the District, Lessee shall provide all relevant details on the nature of such installations as well as their proposed location on the Premises and provides a copy of the executed sublease to District for its records;

iv.        Subject to Section 7 below, any Transfer in connection with any financing secured by Lessee’s leasehold or other interest in the Lease or the Premises or any interest (direct or indirect) in Lessee, including but not limited to any foreclosure by Leasehold Mortgagee or assignment in lieu of foreclosure or other similar proceedings and the first subsequent transfer by Leasehold Mortgagee to its designee or other purchaser.

c.        In no event shall any Transfer relieve Lessee of any obligation under this Lease, except that upon any Permitted Transfer of all of Lessee’s interest in this Lease under Section 6(b)(i) above or any other Transfer approved in writing by District, the assignor Lessee shall be relieved of any obligation of the Lessee under this Lease accruing from and after the effective date of such Transfer.

d.        District’s  consent to a Transfer that is not a Permitted Transfer shall not waive District’s rights of approval as to any subsequent Transfer of a similar type.

e.        Any sublease, whether by Permitted Transfer or otherwise approved by District, shall provide that such sublease is subject to and subordinate to all of the terms of this Lease.

f.        For all Transfers other than Permitted Transfers, Lessee shall deliver to District a written request for approval, together with a copy of the proposed Transfer documents, together with all information required of applicants for a new lease under District’s leasing policy, no later than thirty (30) days before the proposed effective date of the Transfer.

g.        For purposes of clarification, the term Permitted Transfer shall not include a lease, sublease, or assignment of lease to a party if that party or its affiliate has previously had an agreement terminated for cause by the District, and the District reserves sole and complete discretion to grant or withhold approval thereof.

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7.          Encumbrances of Leasehold Estate.

a.        Lessee, at any time, may encumber all or any portion of its interest in this Lease and the leasehold estate by deed of trust, mortgage or other security instrument.  Any such deed of trust, mortgage or other security interest may not encumber any real property other than the Premises and the Improvements.  Each such mortgage, deed of trust or other security instrument acquired by the holder of any leasehold mortgage shall be subject and subordinate to all rights and interests of District herein and shall be a lien only on Lessee’s interests in and under this Lease and shall not be a lien on District’s fee interest in the Premises.  Each leasehold mortgage shall be subject to the terms and provisions of this Lease, and the holder of any leasehold mortgage (each, a “Leasehold Mortgagee”), or anyone claiming by, through or under the same, shall not, by virtue thereof, acquire any greater rights hereunder than Lessee has under this Lease.  If the identity of any Leasehold Mortgagee changes, Lessee shall promptly notify District in writing of such change.

b.        To the extent allowed by Applicable Law, the Leasehold Mortgagee may enforce its rights under its mortgage and acquire title to Lessee’s leasehold estate in any lawful way, and upon foreclosure of such leasehold mortgage and issuance of trustee’s deed or assignment in lieu of foreclosure or other similar proceedings, take possession of the Premises and the Improvements; subject, however, to this Lease and any leasehold mortgage that is senior in lien to the leasehold mortgage in question.  During such time as the Leasehold Mortgagee or any successor in interest is the owner and holder of the leasehold estate and its interest hereunder, whether by foreclosure or otherwise, such interests acquired hereunder shall be subject to all of the terms, conditions and provisions of this Lease, and District agrees to recognize and attorn to Leasehold Mortgagee or its designee or other successor in interest as Lessee under this Lease.

c.        District shall give to Leasehold Mortgagee a copy of each notice of default given by District to Lessee (the “District Notice”) at the same time as and whenever any such District Notice shall thereafter be given by District to Lessee, addressed to Leasehold Mortgagee at its address last furnished to District.  No such notice by District to Lessee hereunder shall be deemed to have been duly given to Leasehold Mortgagee unless and until a copy thereof has been served on such Leasehold Mortgagee in the manner provided in this Lease.  Any Leasehold Mortgagee shall, within the time period and otherwise as herein provided, plus in each instance (including any instance that constitutes an Event of Default that would otherwise give rise to District’s right to immediately terminate this Lease) other than a monetary Event of Default, an additional sixty (60) days (unless, with respect to non-monetary Events of Default which are reasonably susceptible of being cured by such Leasehold Mortgagee, if such Leasehold Mortgagee shall have promptly commenced curing same within such 60-day period and shall diligently prosecute the same to completion, but such cure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such 60-day period, in which case there shall be allowed to such Leasehold Mortgagee or Financing Party

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such additional time as may be reasonably necessary using commercially reasonable diligence to effect such cure), have the right to remedy such default, or cause the same to be remedied, and District shall accept such performance by or at the instance of such holder as if the same had been made by Lessee.  Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, District shall take no action to terminate the Lease without first giving the Leasehold Mortgagee a District Notice and a reasonable time, not to exceed 180 days (or such additional time as may be reasonably necessary using commercially reasonable diligence to effect the same), thereafter within which either (i) to obtain possession of the leasehold estate (including possession by a receiver); or (ii) to institute, prosecute and complete foreclosure proceedings or otherwise acquire Lessee’s interest under this Lease so long as such Leasehold Mortgagee cures all Events of Default then reasonably susceptible of being cured by such Leasehold Mortgagee; provided, however, that such Leasehold Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings after such Events of Default have been cured.

d.        Lessee shall deliver to District a copy of each notice of default received by Lessee from any Leasehold Mortgagee within five (5) Business Days after receipt of same by Lessee.

e.        After exhaustion of Leasehold Mortgagee’s rights and remedies under Section 7(c) above, if this Lease is terminated pursuant to the terms hereof prior to the expiration of the Term, District shall serve upon the Leasehold Mortgagee written notice that the Lease has been terminated together with a statement of any and all sums which would at that time be due and owing under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to District.  Such Leasehold Mortgagee shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions:  Upon written request of the Leasehold Mortgagee, within thirty (30) days after service of such notice that this Lease has been terminated, District shall enter into a new lease with such Leasehold Mortgagee, or its designee, provided such new lease shall be: (i) entered into at the reasonable cost of the new lessee thereunder; (ii) effective as of the date of termination of this Lease; and (iii) for a term equal to the remaining term under this Lease and at the Rent and upon all agreements, terms, covenants and conditions hereof, including without limitation applicable rights of renewal or options to extend.  Such new lease shall require the new lessee to perform any unfulfilled obligations of Lessee under this Lease capable of being satisfied by Leasehold Mortgagee (by way of example but not limitation, Lessee’s failure to deliver reports or financial statements which may be required hereunder).  Upon the execution of such new lease, lessee named therein shall pay any and all sums which would at the time of the execution thereof be due under this Lease but for such termination, and shall pay expenses, including reasonable attorneys’ fees, court costs and disbursements incurred by District in connection with such defaults and termination, the recovery of possession of the Premises, and the preparation, execution and delivery of such new lease. Provided, however, that such new lease shall not authorize the operation of the LNG Facility except in strict compliance

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with all Applicable Laws, or by any entity that does not hold all required federal, state and local permits, including any permits required by FERC, or by any entity (together with any other proposed obligor) lacking at least substantially the technical and financial capacity to operate the LNG Facility as Lessee and Guarantor collectively possess as of the Execution Date.

f.         District shall, from time to time (but no more than once a quarter), upon twenty (20) days’ prior written notice by Lessee and Leasehold Mortgagee, execute, acknowledge and deliver to Lessee and Leasehold Mortgagee a certificate signed by an authorized representative of District stating that this Lease is in full force and effect and is unmodified (or, if there have been modifications, that such Lease is in full force and effect as modified, and setting forth the date and nature of such modifications), the date through which Rent has been paid and in what amount, that no Event of Default or other default exists hereunder (or specifying each such Event of Default or other default), and that District has no existing defense or setoffs to enforcement of this Lease, except as specifically stated in such certificate, and certifying as to such other matters related to this Lease that are reasonably requested by Lessee (“Certificate of Standing”).  Any Certificate of Standing given pursuant to this paragraph may be relied upon by any Lessee, Leasehold Mortgagee, lender, Government Authority or prospective purchaser of any interest in this Lease.

g.        For the avoidance of doubt, District and Lessee specifically state:

i.           Nothing contained in this Section 7 shall be construed as an agreement to subordinate District's fee interest in and to the Premises;

ii.          Except as specifically provided herein, nothing in this Agreement shall limit District's right to terminate this Lease or exercise any other remedy available to Lessor under the Lease; and

iii.        In no event shall District ever be liable for any amounts due under any Leasehold Mortgage or any obligation secured by any Leasehold Mortgage.

8.         Notices.

All notices required hereunder shall be deemed to have been served if hand delivered or sent by registered or certified mail, overnight delivery (by a reputable, national overnight carrier) or electronic mail delivery (only if simultaneously delivered by one of the other methods of delivery described above) to District at the address below or to Lessee at the address below:

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TO DISTRICT:	TO LESSEE:

Brownsville Navigation District of Cameron County, Texas 1000 Foust Road Brownsville, TX 78521 Attention: Port Director/CEO	Rio Grande LNG, LLC International Plaza, Suite 130, 3505 Boca Chica Boulevard Brownsville, TX 78521 Attention: General Counsel

AND

1000 Louisiana, Suite 3900 Houston, TX 77002 Attention: General Counsel Telephone: (832) 403-2198 Email: kdelima@next-decade.com

With Copy to:	With Copy to:

Rentfro, Irwin & Irwin, PLLC 1650 Paredes Line Road, Suite #102 Brownsville, TX 78521 Attention: Daniel L. Rentfro Jr. Telephone: (956) 542-4329 Email: drentfro@rentfrolawfirm.net	King & Spalding LLP 1100 Louisiana Street, Suite 4000 Houston, TX 77002-5213 Attention: Christopher D. McCoy Telephone: (704) 503-2568 Email: cmccoy@kslaw.com

Either party may change its address in writing delivered to the other party by notice in the manner described above.  Notice delivered to one party by counsel to the other party on such other party’s  behalf shall be deemed sufficient notice under this Lease.

9.          Rules Governing Occupancy and Use of Premises.

a.        Lessee shall have the right to erect electric lights, power, water and gas lines over and across the Premises in accordance with the Plans, such right being incidental to the rights and privileges herein given, and shall have the further right to connect said lines to main lines maintained by District.

b.        If not included in the Plans submitted under Section 4 above, the location and construction by Lessee of all or any of said lines outside of the Premises shall be subject to the approval of the District (and any applicable form of easement), which approval will not be unreasonably withheld, conditioned or delayed, and after the same are installed, no change shall be made without the written consent of the District, which approval will not be unreasonably withheld, conditioned or delayed.

c.        District may at any time require a change in location of any wires, poles, water or gas mains or pipelines, accessories or other facilities laid on or across any land or facilities of District (other than the Premises), if it is deemed by District necessary

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that the same be changed, by giving Lessee ninety (90) days’ written notice of such requirements, and such changes so made shall be at the cost and expense of Lessee; provided such right shall not be exercised arbitrarily by District, but only when such action is made on a non-discriminatory basis and is necessary for improvements then on said property or the construction thereof being immediately contemplated, and provided that, where any changes are required to be made under this provision, District shall furnish Lessee with a new location therefor; such new location to be the most convenient and direct available at such time.

d.        If applicable, to the extent Lessee purchases water or wastewater service from District, Lessee agrees to pay District for such service and all applicable standby charges, each at rates customarily charged to other District lessees.  In the event Lessee fails to pay such charges, District shall have the right to discontinue Lessee’s access to such utility services provided by District in accordance with District’s  “Port Service Discontinuation Policy.”  District shall have no obligation to restore any such discontinued service until Lessee pays all charges owed to District by Lessee, including without limitation all current and past due Rent.

e.        Lessee may connect to the District’s water main only upon written request to the District.  Upon Lessee’s request to connect to the District’s water main, District shall install a water meter to serve the Premises.  The location of the water meter shall, to the extent possible, be installed outside the boundary of the Premises at a location mutually approved by the Lessee and the District.  Upon installation of a water meter to serve the Premises, Lessee shall be responsible for connecting to the water meter and for the installation and annual inspection of a backflow preventer by a state-licensed backflow prevention tester.  Lessee shall be responsible for all costs outlined in this paragraph, as further described in Section 4.c.vi.

f.        All electrical and power line connections, extensions and installations are to be made in accordance with the rules and regulations of the National Electrical Code.

g.       Lessee agrees to report to the Harbormaster’s Office, via District’s electronic reporting system (or in writing in the absence of such a system) any and all cargos loaded or unloaded to or from the docks at the Premises as required in the Tariff upon immediate arrival or departure of the vessel as required of the shipping agents and other Port lessees.

10.       [Intentionally Omitted.]

11.       Default.

a.        Lessee shall be in default under this Lease if, during the Term, one or more of the following occurs (each, an “Event of Default”) and continues beyond any applicable notice and cure periods set forth herein:

i.           Any of the Rent or other sums of money to be paid by Lessee to District shall not be paid as and when the same becomes due;

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ii.          Lessee defaults in the performance of any of the other material agreements, conditions, covenants or terms herein contained;

iii.         Lessee fails to maintain the insurance coverages required by this Lease without the District’s prior written consent;

iv.         Lessee’s Improvements encroach on land outside of the Premises without the District’s prior written consent;

v.           Lessee’s leasehold interest shall be taken on execution or other process of law, subject to Section 7 above; or

vi.         A Transfer of Lessee’s rights hereunder is made, except in accordance with the provisions of this Lease.

b.        If any Event of Default remains uncured thirty (30) days’ after Lessee’s receipt of written notice from District to Lessee, then District, in addition to any and all other rights or remedies now or hereafter provided by Applicable Law, may, in its sole discretion, terminate Lessee’s right to possession of the Premises and any Improvements by any lawful means, in which event Lessee shall immediately surrender possession of the Premises to District.  No act by District, other than giving written notice to Lessee, shall cause this Lease to terminate as provided herein, but only after Leasehold Mortgagee has failed to exercise timely its rights under this Lease.  Upon termination of this Lease, District may declare Rent for the balance of the then-current portion of the Term (but not to exceed the sum of the twelve (12) quarterly installments of Rent that would have been payable for the period immediately following such termination, excluding any CPI adjustment) immediately due and payable, and District shall be entitled to recover from Lessee the actual and documented costs and expenses incurred by District in connection with recovering possession of the Premises and re-letting the Premises, including without limitation reasonable attorneys’ fees and any and all other reasonable costs that District has actually incurred or shall actually incur by reason of Lessee’s failure to perform its obligations under this Lease; provided, however, that District shall employ commercially reasonable efforts to mitigate any such loss.  Subject to Section 4(f) above, Lessee shall maintain title to any and all equipment, other personal property and removable fixtures located within the Premises.

c.        Notwithstanding the foregoing, in the event that Lessee is reasonably unable to cure an Event of Default within said thirty (30) day period, but Lessee has commenced proceedings to cure the Event of Default within said thirty (30) day period, Lessee shall have an additional sixty (60) days to cure the Event of Default thereafter provided that Lessee diligently continues to cure such same.  If Lessee fails to cure the Event of Default within ninety (90) days after receipt of District’s written notice of same, or if Lessee fails to diligently cure the Event of Default, then District shall have the option to terminate the Lease pursuant to the terms of this paragraph only after Leasehold Mortgagee has failed to exercise timely its rights under this Lease.  Notwithstanding the foregoing, if an Event of Default is due to Lessee’s failure to

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pay an installment of Rent when and as the same becomes due and payable, then Lessee shall not be entitled to an extension of the thirty (30) day period to cure, subject however to Leasehold Mortgagee’s rights under this Lease.

d.        No neglect or failure to enforce the right of termination of this Lease or reentry upon breach of any of the conditions, covenants, terms and agreements herein contained shall be deemed a waiver of such right upon any subsequent breach of any such or any other condition, covenant, term and/or agreement herein contained.

e.        District recognizes that Lessee intends to make a very substantial investment in the Premises and Improvements, and that it would be inequitable for District to terminate this Lease or Lessee’s right to possession of the Premises if monetary damages, specific performance, injunctive relief or other remedies (“Other Remedies”) can reasonably be expected to adequately compensate District for a non-monetary Event of Default.  Accordingly, notwithstanding any provision hereof to the contrary, District shall not have the right to terminate this Lease or Lessee’s right to possession of the Premises for a non-monetary Event of Default if any Other Remedy is available.

f.         Notwithstanding any provision hereof to the contrary, Lessee shall be permitted to contest or cause to be contested, subject to compliance with the requirements of this paragraph, by appropriate action (i) any liens, taxes, assessments, fees, charges, or other encumbrance against the Premises, Lessee’s Improvements, the Lease, or the leasehold estate created hereby, or (ii) any alleged violation of the Applicable Law related to the LNG Facility.  During any such contest, Lessee shall not be required to pay any such liens, taxes, assessment, fee or other charges, and such non-payment shall neither give rise to an Event of Default hereunder nor permit the District to exercise its remedies hereunder, so long as Lessee has given District written notice that Lessee is contesting or shall contest or cause to be contested such matter by appropriate proceedings conducted in good faith with due diligence; provided that such contests shall not subject District or any assignees of District’s interest in the Premises to civil liability and does not jeopardize any such parties’ interest in the Premises.  So long as Lessee shall give such security or assurances as may be reasonably required by District to ensure compliance with the outcome of such contest (and payment of all costs in connection therewith) and to prevent any sale, forfeiture, or loss by reason of such nonpayment or noncompliance, District shall refrain from paying any tax, assessment, fee or charge that Lessee is contesting under this Section.  When the contest is resolved, Lessee must pay the tax, penalty and interest imposed and may use the money deposited with District to pay any tax, assessment, fee or charge, plus any penalty or interest due under the final resolution and keep any balance of the deposit.  If the deposit is insufficient to pay these amounts, Lessee must immediately pay the balance due to the entity imposing the tax, assessment, fee or charge.  Also, if Lessee establishes an escrow account for such taxes for the benefit of the taxing authorities in the courts or with an independent third-party other than District, then the foregoing provisions regarding a deposit being made with District shall not apply.

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12.       Waiver and Indemnity.

a.        ANY PROVISION OF THIS LEASE TO THE CONTRARY NOTWITHSTANDING, THE DISTRICT AND LESSEE WAIVE RIGHTS OF RECOVERY AGAINST EACH OTHER ON THEIR OWN BEHALF AND ON BEHALF OF THEIR RESPECTIVE INSURERS FROM ALL CLAIMS FOR DAMAGE TO THE IMPROVEMENTS AND ANY DAMAGE TO OR LOSS OF PERSONAL PROPERTY, FIXTURES OR EQUIPMENT, THAT ARE INSURED AGAINST AND ACTUALLY COVERED BY INSURANCE UNDER ANY PROPERTY INSURANCE POLICY IN FORCE AT THE TIME OF SUCH LOSS OR DAMAGE, BUT SUCH WAIVER EXTENDS ONLY TO THE EXTENT OF THE ACTUAL INSURANCE COVERAGE (BUT INCLUDING ANY DEDUCTIBLE AS IF COVERED AND INCLUDING ANY COVERAGE WHICH WOULD HAVE BEEN AVAILABLE HAD THE INSURANCE REQUIRED BY THIS LEASE BEEN MAINTAINED).  THE DISTRICT AND LESSEE WILL NOTIFY THE ISSUING INSURANCE COMPANIES OF THE WAIVER SET FORTH IN THIS SECTION 12 AND WILL HAVE THE APPLICABLE INSURANCE POLICIES ENDORSED, IF NECESSARY, TO PREVENT INVALIDATION OF COVERAGE.

b.        TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND REGARDLESS OF ANY DEGREE OF FAULT, OMISSION OR NEGLIGENCE, STRICT LIABILITY, STRICT STATUTORY LIABILITY, STRICT PRODUCTS LIABILITY OR NEGLIGENCE PER SE OF ANY OF THE INDEMNIFIED PARTIES, LESSEE HEREBY ASSUMES ALL LIABILITY FOR, AND AGREES TO INDEMNIFY THE INDEMNIFIED PARTIES FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION, WHICH MAY BE SUFFERED OR INCURRED AT ANY TIME BY THE INDEMNIFIED PARTIES, ON ACCOUNT OF INJURIES TO OR DEATH OF ANY PERSONS, DAMAGE TO OR DESTRUCTION OF ANY PROPERTY, AND/OR ANY VIOLATION OF ANY APPLICABLE LAW CAUSED BY, RESULTING FROM, OR ARISING (IN WHOLE OR IN PART) OUT OF ANY ONE OR MORE OF THE FOLLOWING: (i) THE ACTS OR OMISSIONS OF LESSEE, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS, GUESTS AND INVITEES, (ii) THE ACTS OR OMISSIONS OF ANY AFFILIATE OF LESSEE, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS, GUESTS AND INVITEES, (iii) THE USE AND OCCUPANCY OF THE PREMISES, (iv) THE RIGHTS GRANTED HEREIN OR IN ANY OTHER AGREEMENT, (v) ANY DEFAULT, BREACH OR VIOLATION OF THIS LEASE OR ANY OTHER AGREEMENT BY LESSEE OR ANY OF ITS AFFILIATES, OR (vi) THE EXISTENCE OR OPERATION OF, OR ANY ACT OR OMISSION OCCURRING AT THE LNG FACILITY OF LESSEE.  SUBJECT TO SECTION 12(a) ABOVE, THE OBLIGATIONS OF LESSEE DESCRIBED ABOVE SHALL NOT BE LIMITED IN ANY WAY BY ANY

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LIMITATION ON THE AMOUNT OR TYPE OF DAMAGES, COMPENSATION OR BENEFITS PAYABLE BY OR FOR LESSEE UNDER WORKER’S OR WORKMEN’S COMPENSATION ACTS, DISABILITY BENEFIT ACTS, OR OTHER EMPLOYEE BENEFIT ACTS OR THE MINIMUM INSURANCE LIMIT SET FORTH IN THIS LEASE.

c.        THE PARTIES RECOGNIZE AND UNDERSTAND THAT THE PURPOSE OF THIS SECTION 12 IS FOR LESSEE TO PROVIDE FULL AND COMPLETE INDEMNIFICATION TO THE INDEMNIFIED PARTIES EVEN THOUGH THE INDEMNIFIED PARTIES MAY HAVE BEEN NEGLIGENT, NEGLIGENT PER SE OR MAY BE LIABLE UNDER THEORIES OF STRICT LIABILITY AND/OR STRICT PRODUCTS LIABILITY; AND LESSEE’S INDEMNITY OBLIGATIONS ARE INTENDED TO AND WILL PROTECT THE INDEMNIFIED PARTIES AGAINST THE CONSEQUENCES OF THEIR OWN STRICT LIABILITY, FAULT, CONCURRENT, CONTRIBUTORY NEGLIGENCE; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL LESSEE’S INDEMNIFICATION OBLIGATIONS HEREUNDER INCLUDE CLAIMS ARISING OUT OF THE WILLFUL MISCONDUCT, SOLE OR GROSS NEGLIGENCE OR FRAUD OF ANY INDEMNIFIED PARTIES.

d.        The provisions of this Section 12 shall survive the termination of this Lease.

13.       Taxes.

a.        Subject to Section 13(b) below, Lessee shall pay during the Term all real estate taxes (as defined below) which are assessed or imposed upon the Premises (including the land comprising the Premises and all Improvements situated thereon), or arising from the use thereof by Lessee during the Lease by any taxing authority having jurisdiction over the Premises as of the Effective Date. [***].  If any real estate taxes are allowed by the taxing authority to be paid in installments without delinquency, Lessee may elect to pay the same in such installments.  Real estate taxes, as referred to herein, are: all taxes, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), excises, levies, license fees, permit fees, inspection fees, and other authorization fees, and other charges, in every case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon) which may be assessed at any time and applicable to the Lease terms or imposed in respect of any lien upon all or any part of the Premises, and any estate, right, or interest in the Premises, excluding any income or excess profits tax of District determined on the basis of District’s general income or revenues.

b.        Notwithstanding the foregoing, District and Lessee recognize that District is currently exempt from ad valorem taxes on the value of the Land comprising the Premises.  In the event the exemption changes or should any other taxes be imposed

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on the fee simple land value of the Premises owned by District after the Effective Date, due to the acts or omissions of District, then any such taxes resulting from a loss of District’s exemption will become payable and paid by District; provided, however, that in the event the exemption changes or should any other taxes be imposed on the land value of the Premises owned by District after the Effective Date for any other reason, including but not limited to a change in Applicable Law, or due to the acts or omissions of Lessee, then any such taxes resulting from a loss of District’s exemption will become payable and paid by Lessee.  It is expressly agreed that any ad valorem taxes that may result from a full or partial loss of any exemption on account of the parties’ entry into this Lease shall be payable and paid by Lessee.

c.        District and Lessee recognize that under Section 25.07 of the Texas Tax Code as in effect on the Execution Date, a leasehold or other possessory interest in exempt property may not be listed (for tax purposes) in the name of the owner of the possessory interest if the property is (i) owned by a navigation district operating under Section 59, Article XVI, Texas Constitution, or under a statute enacted under Section 59, Article XVI, Texas Constitution, and (ii) used as an aid or facility incidental to or useful in the operation or development of a port or waterway or in aid of navigation-related commerce.  District and Lessee agree that (i) District is a navigation district operating under Section 59, Article XVI, Texas Constitution, as well as statutes enacted under Section 59, Article XVI, Texas Constitution, and (ii) Lessee’s LNG Facility constitutes an aid or facility incidental to or useful in the operation or development of a port or waterway or in aid of navigation-related commerce. Therefore, the exemption specified in Texas Tax Code Section 25.07 should apply to this Lease.  However, should that exemption change, or should any other taxes be imposed on Lessee’s leasehold or other possessory interest in the Premises after the Effective Date, then any such other taxes or taxes resulting from a change in Lessee’s exemption will become payable and paid by Lessee, and Lessee hereby agrees to indemnify and hold District harmless therefrom.

d.        District and Lessee agree to reasonably cooperate with the other’s efforts in applying for and satisfying such requirements as may be necessary to maintain any legally available exemption from or abatement of any tax, valuation limitations, and other tax benefits related to the Premises.

e.        Any of said taxes, fees or charges that are payable by Lessee for the tax year in which this Lease commences, as well as during the year in which this Lease terminates, shall be apportioned so that Lessee shall pay its proportionate share of the taxes, fees or charges for such periods of time.  Lessee may pay such taxes, fees or charges in installments as and when such installments become due.  On or before March 1 of each year during the term of this Lease (but subject to Section 11(f) above), Lessee will provide to District reasonable evidence of payment of all taxes, fees or charges which Lessee is obligated to pay hereunder.

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14.       Maintenance and Condition of Premises; Insurance.

a.        Lessee, at its sole expense, shall keep the Premises, the LNG Facility, and all other Improvements and fixtures situated thereon, if any, in good, neat and clean order and condition, reasonable wear and tear and casualty damage excepted, and shall promptly make all necessary or appropriate maintenance repairs, replacements, and renewals thereof.  Lessee’s obligations to reconstruct any of Lessee’s Improvements damaged by casualty shall be governed by Section 14(g) below.

b.        Lessee shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Premises, and in connection therewith, Lessee shall take responsible action for the transportation planning and management of all employees, contractors, licensees, and invitees located at the Premises by coordinating with District, the Texas Department of Public Safety, the Texas Department of Transportation, Cameron County, and any other applicable Government Authority that has jurisdiction over traffic and transportation matters.

c.        District and its authorized representatives may enter the Premises and any Improvements thereon with the consent of Lessee, which consent shall not be unreasonably denied, delayed, or conditioned, at reasonable times and upon reasonable advance notice, for all lawful purposes reasonably necessary to enable District to examine the Premises, or to exercise all of its rights under this Lease.  District acknowledges that Lessee is constructing an LNG Facility, and that as such, the Premises will be subject to rules and regulations of the FERC as well as subject to industry-standard (or more strict) safety and security protocols and procedures, any of which may limit District’s right to access the Premises or any Improvements thereon.

d.        District acknowledges and agrees that Lessee shall retain and maintain legal control of the Premises sufficient to satisfy the requirements of PHMSA of the DOT, and all access to and activities conducted on the Premises, including those that may occur in the part of the Utility Corridor which is located within the Premises, at all times in compliance with the requirements of PHMSA of the DOT.

e.        Lessee shall be responsible for any maintenance and/or repairs to the Premises for Lessee’s Permitted Use.

f.         Commencing on the Effective Date, Lessee shall procure (or cause to be procured by the EPC Contractor) bodily injury liability, property damage liability (covering its operations to be carried out upon or in connection with this Lease), and pollution control insurance covering third-party bodily injury and property damage plus on-site remediation and clean up expenses, and without a terrorism exclusion.  The policy or policies shall name District as additional insured and name Leasehold Mortgagee as additional insured, mortgagee, and loss payee.  In the event Lessee receives notice from its insurer or from the EPC Contractor of an intent to cancel any of the insurance required hereunder, Lessee shall provide such notice as soon as reasonably practicable and provide District with a replacement certificate of

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insurance prior to the effective date of cancellation.  Certificates of insurance issued by Lessee’s insurers, authorized brokers or agents shall be furnished to District upon the Effective Date of this Lease, annually thereafter, and from time to time upon written request from District.  At any time after the Effective Date, the District may request in writing copies of any of Lessee’s policies of insurance required under this Lease, and Lessee shall promptly upon its written request comply with such request; however, Lessee may provide certificates evidencing such insurance maintained by the EPC Contractor and such other information as District reasonably requests in lieu of the full copies in the event (x) any applicable insurer is unwilling to waive any confidentiality restrictions contained therein, and (y) the District is unable to assure the EPC Contractor to its reasonable satisfaction that such policies of insurance will remain confidential, unless disclosure is required by Applicable Law, including but not limited to the Texas Public Information Act, or in connection with litigation relating to this Lease.  Lessee acknowledges that Lessee has the responsibility to assure District that Lessee has complied with the insurance requirements of this Lease, regardless of any claim of confidentiality by the EPC Contractor or its insurer. Insurance policies required hereunder shall contain (i) a waiver of subrogation in favor of the District for each applicable coverage consistent with Section 12(a) above, and (ii) a clause that the insurance policy will not be canceled or changed without giving the District such prior written notice as is commercially available (Lessee hereby agreeing to employ commercially reasonable efforts to secure, if available at commercially reasonable rates, insurance policies which require up to thirty (30) days’ prior written notice).  The limits of liability and other insurance policy particulars required to be procured by Lessee no later than the Effective Date are attached hereto as Exhibit B and incorporated by reference.  Lessee’s obligations to maintain insurance under the provisions of this Lease may be satisfied by appropriate amendment, rider, or endorsement on any blanket policy or policies carried by Lessee, its Affiliate or the EPC Contractor.  Lessee shall ensure the procurement of the type and limits of coverage provided in this Lease by such company or companies as are permitted by Applicable Law.  Lessee shall obtain the type and limits of coverage provided in this Lease from an insurer or insurers permitted to conduct business as required by Applicable Law and shall be rated either by Best’s Insurance Guide Ratings as an “A-” or better with a financial category of “VIII” or better, or by Standard and Poor’s as a “A-”; provided, however, that where any insurance required hereunder is not available or commercially feasible (meaning that such insurance is obtainable only at excessive rates that are not justified in terms of the risk to be insured), Lessee may, subject to the terms of said Exhibit B, provide an alternative insurance product which may temporarily reduce or modify any such insurance requirement hereunder for so long as such insurance required hereunder is not available or commercially feasible.

g.        If the Premises or any Lessee Improvements are materially damaged or destroyed by fire, windstorm, hurricane, or any other casualty (“disaster,”) Lessee shall give District notice of such damage or destruction.  If any Improvements are damaged by disaster, but not to the extent that they are totally destroyed, Lessee may, at its sole option, cost and expense, repair, reconstruct, or replace the damaged or

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destroyed Improvements.  However, if Lessee determines that the Improvements are totally destroyed by disaster, or that the Improvements are so damaged that it is uneconomical for Lessee to reconstruct said improvements, Lessee may terminate this Lease by giving written notice to District within six (6) months after the date of such damage, such termination to be effective upon delivery of such notice. No such termination shall relieve Lessee of any obligations accrued up to the date of termination, or any post-termination obligations, to restore or remediate the portion of the Premises which remains subject to this Lease, if any. Notwithstanding any provision hereof to the contrary, in the event at the time of any such casualty there exists a valid assignment of insurance proceeds in favor of a Leasehold Mortgagee, District and Lessee agree that such insurance proceeds shall be payable to the Leasehold Mortgagee as and to the extent required by the applicable loan documents held by Leasehold Mortgagee and shall be applied to the repair or restoration of the Improvements or reduction of the indebtedness at the direction of Leasehold Mortgagee.

h.        The coverages stipulated in Exhibit B are based on District’s Insurance Requirements Level Five, applicable to operators of liquid bulk terminals, handlers of hazardous materials, and pipeline operators.  District reserves the rights to amend the limits of liability and other insurance policy particulars required of all District’s lessees on a non-discriminatory basis.  Lessee agrees to comply with any such amendments as approved by the District’s Board of Commissioners to Insurance Requirements Level Five, applicable to operators of liquid bulk terminals, handlers of hazardous materials, and pipeline operators upon the next succeeding renewal of the applicable insurance policies.  District hereby agrees that the insurance requirements set forth in this Lease (including Exhibit B attached hereto) are deemed to satisfy District requirements as of the Effective Date.

15.       Easements Across Property.

District reserves certain non-exclusive rights of way and easements on, over and across the Premises for the purpose of installing and using rail lines, underground or overhead water lines, pipelines, power lines, telegraph and telephone lines, necessary or proper for the purposes of developing and serving lands within the Port, which such rights of way and easements are located within the easement areas described on Exhibit E attached hereto (collectively, the “Reserved Easements”); provided, however, that District (i) shall exercise said rights of way and easements in such a manner as is consistent with Lessee’s security and safety protocols, as adopted by Lessee from time to time, and does not impair or interfere with any of the existing or anticipated Improvements on the Premises, or with the maintenance or operation of the LNG Facility, (ii) except in the case of an emergency related to public health or safety, shall give Lessee no less than two (2) days’ advance notice of its need to access such rights or way or easement areas that lie within the fencing or other security perimeter surrounding the LNG Facility, (iii) shall coordinate any visits by District’s personnel or contractors in connection with any installation, repair or replacement activities within such rights of way or easement areas, and provided further that Lessee shall be entitled to have a representative accompany District or any of its contractors or representatives during the time such personnel are on the Premises, and (iv) with the exception of rights within the Utility Corridor, shall not grant rights for the sole benefit of a third party on, over,

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or across the without Lessee’s prior written consent.  The terms of this paragraph may be included in any short form memorandum of the Lease.

16.       Removal of Improvements; Security Deposit.

a.        Subject to Section 4(g) of this Lease, Lessee agrees to return the Premises in good condition, ordinary wear and tear excepted, and including any Improvements or remediation required of Lessee by this Lease.  At a minimum, Lessee shall return the Premises to a condition complying with Applicable Law and with the requirements of Section 22 hereof.

b.        Lessee shall pay to the District the Security Deposit on or before the Effective Date.  An inspection of the Premises will be conducted prior to occupancy and upon termination of the Lease.  District will conduct the inspections, but Lessee will be permitted to have a representative present.  In the event that any of the Premises is not returned in the proper condition as defined above, District will have the right to use any or all of the Security Deposit to restore the condition of the items in question.  District does not release Lessee from liability for the condition of the items in question nor does it limit its right of recovery to the Security Deposit.  From and after the occurrence of an Event of Default which continues beyond all applicable notice and cure periods (but not following Lessee’s cure in full of any such Event of Default, regardless of whether before or after the expiration of such notice and cure periods), District shall also have the right to use the Security Deposit for any other purpose allowed by law, including but not limited to applying it to any sums owed District by Lessee under this Lease.  If any portion of the Security Deposit remains unused for the purposes described in this paragraph on the date which is thirty (30) days after the termination of this Lease, the District shall refund to Lessee upon written demand such unused Security Deposit in such manner as directed by Lessee in its written demand.

c.        Notwithstanding any provision of this Lease to the contrary, at any time during the Term, Lessee shall, at its sole option and at its sole cost and expense, have the right to deliver an unconditional and irrevocable letter of credit, in a form approved by District (such approval not to be unreasonably withheld, conditioned or delayed), from a commercial banking institution which is a member of FDIC with assets of more than $2,000,000,000.00 in lieu or replacement, in whole or any part, of the cash Security Deposit.  Lessee shall submit its proposed form of letter of credit to District at least fifteen (15) Business Days prior to the proposed effective date of the letter of credit.  Lessee shall deliver (or cause to be delivered) to the District a fully-executed counterpart of such letter of credit and shall direct the District in writing either to (i) retain the Security Deposit and apply it to the next succeeding installment(s) of rent, or (ii) refund to Lessee the Security Deposit in such manner as instructed by Lessee in writing (provided that if Lessee fails to make such written direction, District shall proceed under clause (i) above).

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17.       [Intentionally Omitted.]

18.       Waiver of Liens.

District hereby unconditionally waives and relinquishes any and all landlord’s prejudgment statutory or contractual liens and any other interest or rights granted to District by or under present or future Applicable Law on any improvement upon and personal property and/or fixtures located upon the Premises.  District agrees, within twenty (20) days after written request from Lessee, to execute an instrument in a form reasonably satisfactory to District in favor of any lender, lessor, vendor or supplier of Lessee, confirming District’s waiver and relinquishment of District’s rights with respect to such property located upon the Premises.

19.       Compliance with Tariff.

Lessee agrees to comply with all provisions of the Tariff.  In the event of an irreconcilable conflict between the provisions of this Lease and the provisions of such Tariff, the provisions of this Lease shall control.  Lessee further recognizes that the Port is considered a “waterfront facility” within the meaning of the Marine Transportation Safety Act and regulations promulgated thereunder; that the provision of said Act and regulations require District to adopt and enforce a “Facilities Security Plan;” and that the provisions of said Act, regulations, or plan may restrict access to the Premises, but in no event will said Act preclude Lessee’s use of the Premises for the Permitted Use.

20.       Authority.

Lessee represents and warrants that it is duly formed and in good standing, and has full corporate power and authority to enter into this Lease and has taken all entity action necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.  Upon District’s request, Lessee shall provide District with resolutions, or other proof in a form acceptable to District, authorizing the execution of the Lease at the time of such execution.

21.       Attorneys’ Fees.

In the event that either District or Lessee shall institute any action or proceeding against the other concerning the provisions of this Lease, the non-prevailing party in such action or proceeding shall reimburse the Prevailing Party therein for the reasonable expenses of attorneys’ fees and costs of litigation as the court may award.  The term “Prevailing Party” means the party, either District or Lessee, that establishes a breach of this Lease by the other party or otherwise establishes liability of the other party for wrongful conduct, regardless of whether actual damages are awarded.  In the case where both parties prevail on different claims, the Prevailing Party shall be the party that is awarded the greater amount of damages or that obtains permanent injunctive relief.

22.       Environmental Protection.

a.        District and Lessee acknowledge receipt of the Environmental Report.  [***].  [***], District shall, at its sole expense, clean up, remove, and remediate the

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following to the extent discovered by Lessee or the EPC Contractor during construction of the LNG Facility and provided that the following were not previously identified in the Environmental Report:  (i) all Hazardous Materials in, on, or under the Premises, (ii) any petroleum in, on, or under the Premises in excess of allowable levels, and (iii) all contaminants and pollutants in, on, or under the Premises that create or threaten to create a substantial threat to human health or the environment and that are required to be removed, cleaned up, or remediated by any Applicable Law, and such Remedial Work shall otherwise conform to the same standards that are applicable to Lessee under Section 22(e) below.  District’s obligation does not apply to a release of Hazardous Materials, pollutants, contaminants, or petroleum caused solely by the act or omission of a third-party other than an employee or agent of District or a person having a contractual relationship to District, provided that District can establish that it exercised due care to prevent such act or omission of a third party or to minimize the damages therefrom, as provided in 42 U.S.C. § 9607(b) (3), and as amended from time to time.

b.        Lessee covenants and agrees from and after the Effective Date, and as long as the provisions of this Lease shall remain in effect, to remove from the Premises, if and as required by Applicable Law, any Hazardous Materials placed in or on the Premises by Lessee, its agents, its employees or its independent contractors, and to comply in all material respects with Applicable Law governing such removal, including without limitation 30 Texas Administrative Code Chapter 350.  Lessee shall give prompt written notice to District of any claim, action, administrative proceeding (including, without limitation, informal proceedings), or other demand by any Governmental Authority or other third party involving the existence of Hazardous Materials on the Premises, and copies of any notice of any releases of Hazardous Materials given by Lessee pursuant to any Applicable Law, and any report of and response to any such incident.

c.        For purposes of clarification, the District agrees that Lessee shall have no liability to the District for, and the District hereby irrevocably waives and releases, any and all Claims against Lessee for all Hazardous Materials in, on, or under the Port, including without limitation any petroleum in, on, or under the Port, and all contaminants and pollutants in, on, or under the Port that create or threaten to create a substantial threat to human health or the environment, except for the Lessee’s express obligations under this Agreement, any other agreement between Lessee and District, or Applicable Law with respect to Hazardous Materials in, on, under, or emanating from the Premises during the Term; provided, however, Lessee shall bear the burden for demonstrating that the presence of such Hazardous Materials in, on, or under the Port did not arise due to the acts or omissions of Lessee or its Affiliates, employees or contractors during the Term.

d.        This Section 22 shall constitute the sole terms and conditions under this Lease concerning Hazardous Materials, except that Lessee’s indemnification obligations under Section 12(b) of this Lease shall specifically apply to and include claims or actions brought under this Section 22.  Further, the indemnification obligations

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provided in this Lease shall specifically cover costs (including capital, operating and maintenance costs) incurred in connection with (i) any investigation or monitoring of site conditions, (ii) any cleanup, containment, remedial, removal, or restoration work required or performed by any federal, state or local government agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release, or suspected release of any Hazardous Material in or into the air, soil, ground water, or surface water at, on, about, under, or within the Premises or any portion thereof, in connection with Lessee’s operations on or in connection with the Premises after the Effective Date and during the Term (or thereafter in connection with Lessee’s removal of improvements), and (iii) any claims of third parties for loss or damage due to such Hazardous Materials, subject to Section 22(h) below (collectively, “Lessee’s Environmental Costs”).

e.        In the event Lessee is required to conduct or perform any investigation or monitoring of site conditions for any cleanup, containment, restoration, removal or other remedial work (collectively the “Remedial Work”) under any Applicable Law, or in order to comply with any agreements affecting the Premises because of or in connection with any occurrence or event described in this Lease for which Lessee is responsible, Lessee shall perform or cause to be performed the Remedial Work in compliance with such Applicable Law or agreement; provided that Lessee may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation, or validity of the Applicable Law or agreement, subject to the requirements of the following paragraph.  All Remedial Work shall be performed by one or more contractors selected by Lessee and approved in advance in writing by District, and under the supervision of a consulting engineer selected by Lessee and approved in advance in writing by District (such approvals of contractors or engineers not to be unreasonably withheld, conditioned or delayed).  All costs and expenses of such Remedial Work shall be paid by Lessee, including, without limitation, the charges of such contractors and/or the consulting engineer, District’s  reasonable attorneys’ and paralegals’ fees and costs incurred in connection with monitoring or review of such Remedial Work.  All such Costs shall be due and payable upon demand therefor by District.

f.         Lessee shall be permitted to contest or cause to be contested, subject to compliance with the requirements of this paragraph, by appropriate action any Remedial Work requirement, and District shall not perform such requirement on its behalf, so long as Lessee has given District written notice that Lessee is actively contesting or causing to be contested the application, interpretation, or validity of the Applicable Law or agreement pertaining to the Remedial Work by appropriate proceedings conducted in good faith and due diligence; provided that such contests shall not subject District or any assignees of District’s interest in the Premises to civil liability and does not jeopardize any such parties’ interest in the Premises.  Lessee shall give such security or assurances as may be reasonably required by District to insure compliance with the legal requirements pertaining to the Remedial Work (and payment of all Costs in connection therewith) and to prevent any sale, forfeiture, or loss by reason of such nonpayment or noncompliance.

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g.        In addition, during the six-month period prior to termination of this Lease, Lessee shall perform, at its sole expense, an environmental site assessment reasonably acceptable to District to determine the extent, if any, of contamination of the Premises arising out of Lessee’s activities and shall, at its sole expense, clean up, remove, and remediate (i) all Hazardous Materials in, on, or under the Premises arising out of Lessee’s activities, (ii) any petroleum arising out of Lessee’s activities in, on, or under the Premises in excess of allowable levels, and (iii) all contaminants and pollutants arising out of Lessee’s activities in, on, or under the Premises that create or threaten to create a substantial threat to human health or the environment and that are required to be removed, cleaned up, or remediated by any Applicable Law.  This obligation does not apply to a release of Hazardous Materials, pollutants, contaminants, or petroleum caused solely by the act or omission of a third-party other than an employee or agent of Lessee or a person having a contractual relationship to Lessee, provided that Lessee can establish that it exercised due care to prevent such act or omission of a third party or to minimize the damages therefrom, as provided in 42 U.S.C. § 9607(b) (3), and as amended from time to time.  Further, upon the termination of this Lease, Lessee shall assign to the District, on a non-exclusive basis and without representation or warranty, any claims or causes of action Lessee may have against third parties concerning Hazardous Materials in, on or under the Premises.

h.        If either party hereto receives notice of any third-party claim or commencement of any third-party action or proceeding (a “Third-Party Claim”) with respect to which either party is obligated to provide indemnification under this Section 22, the party receiving notice (the “Receiving Party”) shall promptly give the other Party (the “Non-Receiving Party”) written notice thereof.

i.           The Receiving Party’s failure to notify the Non-Receiving Party shall not cause the Receiving Party to lose its right to indemnification hereunder, except to the extent that such failure materially prejudices the Non-Receiving Party’s ability to defend against a Third-Party Claim that such Non-Receiving Party has the right to defend against hereunder (and except as otherwise set forth in this Section 22).  Such notice shall describe the Third-Party Claim in reasonable detail, and if practicable shall indicate the amount (which may be estimated) of the Costs that have been or may be asserted by the indemnitee, and shall include copies of all correspondence and other materials related to the Third-Party Claim.  Each of the parties hereto may, at its option, assume the defense of a Third-Party Claim on behalf of the indemnitee utilizing counsel reasonably acceptable to the indemnitee, unless (x) the indemnitee reasonably objects to such assumption on the grounds that it has been advised in writing by its counsel that counsel for indemnitor cannot represent both the indemnitee and the indemnitor because such representation results in a conflict of interest or because there may be defenses available to the indemnitee that are not available to the indemnitor, or (y) the action or proceeding primarily seeks injunctive or other equitable relief, and not monetary damages, against the

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indemnitee, which injunctive or equitable relief would have a material adverse effect on Lessee.

ii.          If any indemnitor defends a Third-Party Claim, it shall do so at its own expense.  Such indemnitor shall not be responsible for the costs of defense, investigative costs, reasonable attorneys’ fees or other expenses incurred to defend the Third-Party Claim (collectively, “Defense Costs”) of the indemnitee.  If the indemnitee assumes the defense of a Third-Party Claim by reason of clauses (x) or (y) of Section 22(h)(i) above, or because the indemnitor has not elected in writing to assume the defense, then such indemnitor shall indemnify the indemnitee for its reasonable Defense Costs; provided, however, the indemnitor shall not be liable for the costs of more than one counsel for all indemnitees in any one jurisdiction.  An indemnitor may settle any Third-Party Claim only with the consent of the indemnitee, which consent shall not be unreasonably withheld, delayed or conditioned.

iii.         The parties shall reasonably cooperate with each other with respect to the defense of any Third-Party Claims.

iv.         In the event that either party is required to undertake any Remedial Work to address environmental losses arising out of such Third-Party Claims, the remediation plan shall require the consent of both parties hereto, not to be unreasonably withheld, conditioned or delayed; provided, however, that for purposes of this Section 22 but without assuming responsibility therefor, Lessee shall be the remediating party for the Remedial Work and shall be entitled to reimbursement by District (or offset against Rent) for all related costs and expenses incurred in connection with Remedial Work, to the extent of District’s responsibility for the underlying conditions requiring such Remedial Work.

i.         [***].

j.        This Section 22 shall be binding upon, inure to the benefit of, and be enforceable by District and Lessee, and their respective heirs, legal representatives, successors and assigns, including, without limitation, any assignee or purchaser of all or any portion of District’s interest in the Premises.  If any term of this section or any application thereof shall be invalid, illegal, or unenforceable, the remainder of this section and any other application of such term shall not be affected thereby.  No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right.  The provisions of this section shall survive the termination or expiration of this Lease.

23.       Eminent Domain.

In case the whole or any part of the Premises shall be taken under the power of eminent domain (or by agreement of District, Lessee and any governmental body in lieu of the exercise of eminent domain authority), this Lease shall not be terminated or modified, but the Rent and other

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charges payable by Lessee shall be reduced or abated, in proportion to the amount of the Property so taken.  In the case of any such taking, Lessee shall be entitled to receive the full award for the value of (i) Lessee’s leasehold estate, and (ii) Lessee’s Improvements, or part thereof, so taken.  District shall be entitled to receive the full award for the value of the Land or part thereof so taken.  Notwithstanding anything in this Section, if the portion of the Premises taken is all or a substantial part of the Premises, which leaves the remainder of the Premises in such condition or form as to be not effectively and practicably usable in the opinion of Lessee for the intended purpose, Lessee shall have the option, within one hundred eighty (180) days of the date of taking, of terminating this Lease by providing District with notice of termination.  If Lessee provides such notice of termination, this Lease shall cease and terminate on the date that Lessee is deprived of the possession of all or a substantial portion of the Premises.  No such termination shall relieve Lessee of any obligations accrued up to the date of termination, or any post-termination obligations, to restore or remediate the portion of the Premises which remains subject to this Lease, if any.  Notwithstanding any provision hereof to the contrary, in the event at the time of any such taking, there exists a valid assignment of condemnation awards in favor of a Leasehold Mortgagee, District and Lessee agree that any condemnation award to Lessee (but not to District) shall be payable to the Leasehold Mortgagee as and to the extent required by the applicable loan documents shall be applied to the repair or restoration of the Improvements or reduction of the indebtedness at the direction of Leasehold Mortgagee.

24.       Early Termination.

Lessee shall have the right to terminate this Lease prior to the expiration of the Term in the following cases:

a.        As expressly provided under Sections 14(g) and 23;

b.        In the event Lessee determines, in its sole discretion, that the development and construction of the LNG Facility is not feasible for any reason, by giving written notice to District prior to the commencement of construction of the first Phase of the LNG Facility; and

c.        In the event that the official action of any Governmental Authority prohibits or materially restricts the use of the Premises for the Permitted Use described in this Lease, by giving written notice to District within six (6) months after the date such government action becomes effective and non-appealable.  Notwithstanding any provision hereof to the contrary, in the event Lessee is required to modify any Improvements or cease normal operations of any portion of the LNG Facility as a result of a change in such procedures, rules or regulations or any other Applicable Law, District shall cooperate with and provide commercially reasonable assistance to Lessee to restore normal operation of the LNG Facility.

25.       Miscellaneous.

a.        The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, or to their heirs, personal representatives, successors, permitted

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assigns, and permitted sublessees respectively.  There are no third-party beneficiaries of this Lease.

b.        It is agreed that nothing in this Lease shall be deemed or construed as creating a partnership, joint venture, or similar relationship between and among District and Lessee, or between District and any other party, or cause District to be responsible in any way for the debts or obligations of Lessee or any other party.

c.        If any provision of this Lease shall be held to be invalid, void or unenforceable by any duly constituted legal authority, such determination shall not affect any other provision of this Lease and all other provisions shall remain in full force and effect.

d.        The waiver by either party hereto of any breach of any term, covenant, or condition herein contained shall not be construed as a waiver of any such term, covenant, or condition, or any subsequent breach of the same or of any other term, covenant, or condition contained.

e.        The laws of the State of Texas, including its statute of limitations, shall govern the validity, performance, and enforcement of this Lease and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Lease, or the negotiation, execution, or performance of this Lease (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Lease or as an inducement to enter into this Lease).  This Lease shall not be construed either for or against District or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result and recognizing that both District and Lessee and their respective legal counsel have played an equal part in the negotiation and drafting of this Lease.  The proper jurisdiction and mandatory venue for the resolution of all disputes relative to this Lease shall be in the state or federal courts of Cameron County, Texas.

f.         EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LEASE.

g.        Nothing in this Lease is intended to waive any defense of governmental immunity available to District under Applicable Law, nor preclude Lessee from asserting its rights to any waivers to governmental immunity available to Lessee under Applicable Law, which may include but shall not be limited to TEX. LOC. GOV’T. CODE ANN. Chapter 271.

h.        The submission of this Lease to Lessee for approval does not create any rights in Lessee to the Premises.  This Lease shall not be effective until signed by the appropriate officers for District and Lessee.

i.         Neither District nor Lessee shall record this Lease without the other party’s prior written consent.  However, each party shall simultaneously herewith execute,

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acknowledge, and deliver to the other a short form memorandum of this Lease in the form attached hereto as Exhibit H, and Lessee is hereby authorized to have the same recorded in the official public records of Cameron County, Texas at Lessee’s sole cost and expense.

j.         Each of the parties represents and warrants that there are no broker’s commissions or finder’s fees in connection with the execution of this Lease.  District and Lessee shall defend, indemnify, and hold the other harmless from and against any and all liabilities, claims, demands, and costs arising from any such claim or demand by their respective brokers, if any.

k.        Should the performance of any act required by this Lease to be performed by either District or Lessee be prevented or delayed by reason of any act of God, strike, lockout, labor trouble, inability to secure materials, Applicable Laws, or any other cause (including, but not limited to, sublessee delays) except financial inability not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the reasonable period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this Section shall excuse either the prompt payment of Rent by Lessee as required by this Lease, or the performance of any act rendered difficult or impossible solely because of the financial condition of the party required to perform the act.

l.         The recitals set forth at the beginning of this Lease are integral to and hereby incorporated into and made a part of the Lease.

m.       This Agreement is for a fixed Term, which includes both the Primary Term and the Renewal Terms.  Lessee specifically acknowledges that Lessee has no expectation that this Agreement will be renewed beyond the Term, or that Lessee will receive a new lease when this Agreement expires at the end of the Term.  Any extension of this Lease beyond the Term or granting of a replacement lease shall be within the sole discretion of District’s Board of Commissioners, as the Board deems to be in the best interests of District.

26.       Condition.

Subject to the express terms and conditions of this Lease, the Premises are being and will be delivered by District and accepted by Lessee “AS-IS, WHERE-IS” AND WITH ALL FAULTS.  EXCEPT AS HEREIN EXPRESSLY PROVIDED, LESSEE AGREES THAT THE PREMISES ARE SUITABLE FOR LESSEE’S INTENDED USE.  LESSEE ACKNOWLEDGES THAT NEITHER DISTRICT NOR ANY OFFICER, EMPLOYEE, OR AGENT OF DISTRICT HAS MADE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) COMPLIANCE WITH APPLICABLE LAWS, (v) LOCATION, (vi) USE,

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(vii) OPERATION, (viii) THE EXISTENCE OF ANY WETLANDS AFFECTING THE PREMISES OR THE USE OR DEVELOPMENT THEREOF, AND (EXCEPT AS HEREIN EXPRESSLY PROVIDED) ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE.  LESSEE ACKNOWLEDGES THAT THE PREMISES HAVE BEEN INSPECTED BY LESSEE AND ARE SATISFACTORY TO LESSEE.  EXCEPT AS HEREIN EXPRESSLY PROVIDED, IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, DISTRICT SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY DAMAGES, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES.  LESSEE EXPRESSLY WAIVES ANY RIGHT OF RESCISSION HEREUNDER AND (EXCEPT AS HEREIN EXPRESSLY PROVIDED) RELEASES AND DISCHARGES DISTRICT FROM ANY AND ALL CLAIMS OR CAUSES OF ACTION THAT LESSEE MAY NOW HAVE OR HEREAFTER HAVE AGAINST DISTRICT, LESSEE’S WAIVERS HEREUNDER SHALL SURVIVE THE TERMINATION OF THIS LEASE.

27.       Title Matters Affecting the Premises.

a.        [***].

b.        District will be responsible for payment of all fees, costs and expenses incurred by District in identifying any Title Matters and actions required to cure same, which come to the attention of Lessee after the Execution Date, and in carrying out the title curative actions for such Title Matters, including, without limitation, attorneys’ fees and expenses, court costs, appraisal fees, expert witness fees, condemnation awards, payments made in lieu of condemnation, title insurance premiums (if District, in District’s sole discretion, elects to secure such insurance) and all other fees, costs and expenses (collectively, the “Title Expenses”).  District’s failure to pay any such expenses promptly on demand shall constitute a default by District under this Lease.  District will make reasonable efforts to keep Lessee apprised as to the amount of Title Expenses being incurred or expected to be, and may (from time to time) provide Lessee with one or more budgets or estimates with regard to the Title Expenses expected to be incurred, but no such budget or estimate, and no failure to consult with Lessee prior to any purchase or voluntary settlement of a condemnation action, shall in any way limit District’s obligation to fully pay all Title Expenses incurred by District hereunder.

28.       Guaranty of Lease.

Lessee represents and warrants that (a) as of the Execution Date, Lessee is an Affiliate of NextDecade LNG, LLC, a Delaware limited liability company (“Guarantor”), and (b) as of the Effective Date and at all times during the Term of this Lease, Lessee will be and remain duly qualified to do business in the State of Texas.  Simultaneously with the delivery of the Effective Date Notice, Guarantor shall execute and deliver to District a guaranty of Lessee’s payment and performance obligations arising under this Lease, in the form thereof attached hereto (the “Guaranty”); provided, however, that so long as no Event of Default exists beyond applicable notice and cure periods, then (i) from and after the Operations Commencement Date at any time while the Guaranty is required to be in effect, Lessee shall, at its sole option and at its sole cost and expense, have the right to deliver a letter of credit in lieu or replacement, in whole or any part, of the Guaranty in the face amount of twelve (12) quarterly installments of annual Rent under this Lease, and (ii) from and after the Release Date, the Guaranty shall terminate and be of no further force or effect.  Lessee understands and agrees that any breach or default by Guarantor in any material respect under the terms of the Guaranty will constitute an Event of Default under this Lease.  The Letter of Credit shall be in a form approved by District (such approval not to be unreasonably withheld, conditioned or delayed), from a commercial banking institution which is a member of FDIC with assets of more than $2,000,000,000.00.  Lessee shall submit its proposed form of Letter of Credit to District at least fifteen (15) Business Days prior to the proposed effective date of the letter of credit.

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29.       Integration Clause.

This instrument contains the entire Agreement between the parties hereto, and neither party shall be bound by any representation or agreement, oral or written, made by either party or any of their agents, representatives or employees, not set forth herein.  Furthermore, no amendment, modification, or cancellation of this Lease shall be effective unless reduced to writing and signed by District and Lessee.

30.       Interpretation.

Each definition in this Lease includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate.  The headings to the Sections are for convenience of reference and shall not affect the meaning or interpretation of this Lease.  Except as otherwise stated, (i) references to Sections mean the Sections of this Lease, (ii) reference to a particular Section includes the Sections, subsections and paragraphs subsidiary thereto, and (iii) references to “including” means “including without limitation”.  The term “or” shall not be exclusive.  The term “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not simply mean “if”.  The words “hereof”,  “herein”, and “hereunder” and words of similar import, when used in this Lease, shall refer to this Lease as a whole and not to any particular provision of this Lease.

[signature pages follow]

[remainder of this page intentionally left blank]

Page |  36

IN TESTIMONY WHEREOF, the parties have each caused these presents to be executed by its proper officers thereunto duly authorized on the Execution Date.

BROWNSVILLE NAVIGATION
DISTRICT OF CAMERON COUNTY,
TEXAS

/s/ John Reed
Name: John Reed
Title: Chairman of the Board of Navigation
and Canal Commissioners of the
Brownsville Navigation District of Cameron
County, Texas

Attest:

By:	/s/ Ralph Cowen
Secretary

STATE OF TEXAS	§
COUNTY OF CAMERON	§

This instrument was acknowledged before me on the 6th day of March 2019, by John Reed, in his/her capacity as Chairman of the Board of Navigation and Canal Commissioners of the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS.

/s/ Beatrice G. Rosenbaum
Notary Public in and for the State of Texas

[District Signature Page to Lease Agreement]

RIO GRANDE LNG, LLC

/s/ Krysta De Lima
By: Krysta De Lima
Title: General Counsel

STATE OF TEXAS	§

COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 4th day of March, 2019, by Krysta De Lima in his/her capacity as General Counsel of RIO GRANDE LNG, LLC, a Texas limited liability company.

/s/ Jammy Bratlie
Notary Public in and for the State of Texas

[Lessee Signature Page to Lease Agreement]

Exhibit A

Legal Description of Land

That certain parcel or tract of land having an address of 48326 Highway 48, Port Isabel, Texas 78587 and being depicted on that certain plat of survey entitled “Boundary Survey showing Parcel “A” (487.20 acres) and Parcel “B” (496.81 acres) situated in the Rafael Garcia, Cameron County Texas, T. Kinder, Isabel Y Garcia, R.R. Stoley and Brownsville Navigation District Surveys, Abstracts 1, 264, 270, 272, 273, 274 & 275, Cameron County, Texas, Rio Grande LNG” prepared by John Chance Land Surveys, Inc. and dated June 15, 2015, last updated December 4, 2018, a copy of which is attached hereto as Exhibit A-1.

Exhibit A to Lease Agreement	Page | 1

Exhibit A-1

Legal Description of Land

See attached copy of “Boundary Survey showing Parcel “A” (487.20 acres) and Parcel “B” (496.81 acres) situated in the Rafael Garcia, Cameron County Texas, T. Kinder, Isabel Y Garcia, R.R. Stoley and Brownsville Navigation District Surveys, Abstracts 1, 264, 270, 272, 273, 274 & 275, Cameron County, Texas, Rio Grande LNG” prepared by John Chance Land Surveys, Inc. and dated June 15, 2015, last updated December 4, 2018.

EXHIBIT A-1

Property Survey

VICINITY MAP
Project Area
Brownsville
NOTES
BROWNSVILLE NAVIGATION DISTRICT
PARCEL "B"
BROWNSVILLE NAVIGATION DISTRICT
OF CAMERON COUNTY, TEXAS
PARCEL "A"
481.17 ACRES
CURVE 1
CURVE 2
RIO GRANDE LNG
BOUNDARY SURVEY SHOWING
CAMERON COUNTY, TEXAS
FUGRO USA LAND, INC.

Exhibit A-1 to Lease Agreement	Page | 1

Exhibit B

Insurance Requirements - Level Five

These requirements are applicable to lessees of all business types who have lease sites that are:

•Lessees who operate liquid bulk terminals

•Lessees who perform ship breaking or ship repairs

•Lessees who receive, process or store scrap materials

•Lessees who handle hazardous materials

•Pipeline or transmission line operators

Workers’ Compensation
a. Employer’s Liability	$1,000,000 limit
b. Longshoremen and Harbormaster’s Act (if applicable)	Statutory
c. Jones Act (if applicable) Jones Act coverage may be included in the P & I policy, if required.	$1,000,000
Waiver of Subrogation Endorsement in favor of the Brownsville Navigation District d/b/a The Port of Brownsville for this policy must be submitted.

Marine Terminal Operator’s Liability and/or Comprehensive General Liability

Comprehensive General Liability including Broad Form Liability, Personal Injury Liability, Contractual Liability, Products/completed operations Liability and including coverage for:

(1)  Explosion, collapse, and underground, and

(2)  For goods, vessels and property of whatever description belonging to others while in the care, custody, and control of the lessee.

An acceptable option would be Warehouse Legal and/or Wharfingers Legal Liability coverage.

a. Bodily Injury	$ 25,000,000 Each occurrence
b. Property Damage	$ 25,000,000 Each aggregate

Comprehensive Automobile Liability
a. Bodily Injury	$ 1,000,000	$ 1,000,000
	each person	each occurrence
	b. Property Damage	$ 1,000,000 each occurrence
	c. Alternate to a. & b.	Combined single limit of $ 1,000,000
Automobile Liability Coverage to include any owned, hired or non-owned auto.

Exhibit B to Lease Agreement	Page | 1

Hull, Protection and Indemnity (P & I)
If a vessel is to be used by the lessee, P & I must be provided by the vessel owner to include the vessel and the crew. Hull coverage must be equal to the value of the vessel.	Value of the vessel or $1,000,000 limit, whichever is greater.

Vessels/Rigs/Barges brought into the Port of Brownsville to be scrapped or to be repaired must have P & I coverage for the duration of the port call.  Proof of this insurance is to be submitted with the Berth Application.

Towers’ and Charterer’s Liability must be provided as appropriate.

Comprehensive Automobile Liability
a. Bodily Injury	$ 1,000,000	$ 1,000,000
	each person	each occurrence
	b. Property Damage	$ 1,000,000 each occurrence
	c. Alternate to a. & b.	Combined single limit of $ 1,000,000
Automobile Liability Coverage to include any owned, hired or non-owned auto.

Pollution Liability Insurance
The following types of Pollution Liability Insurance are required:
X	Environmental Site Liability (property/location specific – must include coverage for above-ground storage tanks and systems)	$ 10,000,000 Each occurrence
X	Water/Shipyard Pollution Liability	$ 10,000,000 Each occurrence
Additional Limits for Storage Tanks (if storage tanks are located on the lese site)
X	Above-Ground Storage Tank Liability
	•Up to 500,000 bbl. Capacity	$ 2,000,000 Each occurrence
	•500,000 to 1,000,000 bbl. Capacity	$ 5,000,000 Each occurrence
	•1,000,000 to 1,500,000 bbl. Capacity	$ 10,000,000 Each occurrence
	•1,500,000 bbl. and over capacity	$ 15,000,000 Each occurrence
Underground Storage Tank Liability – must satisfy state and federal financial assurance requirements, if applicable, and can be endorsed onto an Environmental Site Policy

Exhibit B to Lease Agreement	Page | 2

Subcontractor Insurance Requirements

•If Lessee hires any subcontractors, Lessee shall obtain or require its subcontractors to maintain similar insurance coverage and amounts that Lessee is required to maintain pursuant to the Agreement, as applicable and appropriate to the work of such subcontractor sufficient to cover risks inherent in the work of such subcontractor.

•The subcontractor must adhere to the same requirements listed in “Additional Insurance and Notice of Cancellation or Change Endorsements”,  “Endorsements Required”, below.

•Subcontractors will be required to carry “Contractor’s Pollution Liability” and/or “Errors and Omissions Coverage”, as appropriate and if applicable to scope of work.

•Certificates of Insurance and other Proofs of Insurance must be provided to, and must be maintained by, the lessee.

Deductible

Each of the required policies should not have a deductible and/or self-insured retention in excess of $1,000,000.00.

Proof of Insurance Required

Certificates of insurance will be submitted to the District as proof of insurance.

Additional Insured and Notice of Cancellation or Change Endorsements

All policies shall be endorsed to name the Brownsville Navigation District d/b/a The Port of Brownsville as an additional insured.  In the event Lessee receives notice from its insurer of its intent to cancel any of the insurance required hereunder, Lessee shall provide such notice as soon as reasonably practicable and provide District with a replacement certificate of insurance prior to the effective date of cancellation.

All policies must be endorsed with a Waiver of Subrogation in favor of the District.

Notes

The above minimum requirements may be covered exclusively by primary insurance or may be covered by a combination of primary and umbrella liability insurance. The insurance shall have a combined deductible and/or self-insured retention of no more than $1,000,000.00.

Individual exceptions to any of the above requirements may be granted or required due to unavailability of coverage, risk factor, magnitude of operations, or other individual reasons.

The requirements and limits in this Lease are acceptable for Lessee as of the Execution Date. These requirements may be amended in response to changes in the Lessee’s business or prevailing market for insurance policies covering projects similar to the LNG Facility, such as the addition of outside employees or a change in the Lessee’s business organization or the purpose of the Lease, subject to mutual agreement between Lessee and District.

Exhibit B to Lease Agreement	Page | 3

Exhibit C

List of Required Licenses, Permits and Authorizations

The proposed LNG Facility will require a number of federal, state and local approvals, permits and licenses.  The FERC as the federal lead agency that has an established administrative process and application requirements for LNG projects will drive the approval process.  Set forth below is a list of regulatory agencies from which authorizations are anticipated to be required in order to site, construct and/or operate the LNG Facility:

I.          Federal Agencies:

a.         Federal Energy Regulatory Commission

b.         Department of Energy

c.         Environmental Protection Agency

d.          U.S. Army Corps of Engineers

e.         U.S. Coast Guard

f.          National Marine Fisheries Service

g.         U.S. Fish & Wildlife Service

h.         NOAA Office for Coastal Management

i.          Advisory Council on Historic Preservation

II.         State Agencies:

a.Texas Commission on Environmental Quality

b.Railroad Commission of Texas

c.General Land Office

d.State Historic Preservation Officer (Texas Historical Commission)

e.Texas Parks & Wildlife Department

f.Texas Department of Transportation

III.       Local Agencies:

a.         Cameron County

b.         Brownsville Navigation District (solely insofar as it exercises its legal and regulatory authority in a non-discriminatory manner over the Port)

Exhibit C to Lease Agreement	Page | 1

Exhibit D

[***]

Exhibit D to Lease Agreement	Page | 1

Exhibit E

Easements and Rights-Of-Way on the Premises

The Reserved Easements shall include only:

1.   Those that benefit the District in connection with the Utility Corridor and which are otherwise depicted on Exhibit A-1 attached hereto;

2.   Any easements or rights of way for the benefit of the District that are (a) proposed by District in writing on or before the date which is ninety (90) days after the Execution Date, which writing shall reasonably specify the location, purpose, and duration thereof, and (b) approved in writing by Lessee, which approval shall not be unreasonably withheld, conditioned or delayed, unless the same purport to interfere with any of proposed Lessee’s Improvements in which case Lessee’s approval may withheld or conditioned in Lessee’s sole and absolute discretion; and

3.   Any other easements or rights of way for the benefit of the District that are (a) proposed by District in writing after the date which is ninety (90) days after the Execution Date, which writing shall reasonably specify the location, purpose, and duration thereof, and (b) approved in writing by Lessee, which approval may withheld or conditioned in Lessee’s sole and absolute discretion.

Exhibit E to Lease Agreement	Page | 1

Exhibit F

Calculation of Rent

During the first five (5) years of the Primary Term, Lessee shall pay total annual compensation equal to the number of Land Acres times SIX THOUSAND THREE HUNDRED NINETEEN DOLLARS AND NO CENTS ($6,319.00) in accordance with the published Table of Lease Rental Rates found in the District’s Leasing Policies C301-C309 for sites classified as Turning Basin Properties with Waterfront access.

Following completion of the first five (5) years of the Primary Term, the Rent shall automatically be adjusted once every five (5) years.  The basis for any such quinquennial adjustment shall be the CPI for the month of February, compared to the CPI for the month of February five (5) years before, and the Rent shall not be increased more than the percentage increase of the CPI. A sample calculation is provided below for reference.

Sample calculation of the 5-year CPI Adjustment:

Current annual lease rental rate – Waterfront Property at the Turning Basin            $6,319.00

CPI-U – South Urban Area – City Size B/C
February 2019	133.575
February 2024	136.625
Increase in the CPI	3.050
Percentage Increase of the CPI	2.3%

Quinquennial (5 year) increase per acre (rounded to nearest dollar)                          $145.00

New annual lease rental rate – Waterfront Property at the Turning Basin:                $6,464.00

Exhibit F to Lease Agreement	Page | 1

Exhibit G

Form of Effective Date Notice

EFFECTIVE DATE NOTICE

WHEREAS, BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, a navigation district organized, created and existing under and by virtue of the laws of the State of Texas, with its domicile in Brownsville, Cameron County, Texas (“District”), and RIO GRANDE LNG, LLC, a Texas limited liability company (“Lessee”) have entered into that certain Lease Agreement dated March [__], 2019 (the “Lease”) for the Premises located on property situated at the Port of Brownsville in Cameron County, Texas and more particularly described in the Lease; and

WHEREAS, the Lessee now desires to confirm the Effective Date of the Term and other matters as set forth in this Effective Date Notice (the “Notice”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein and under the Lease, and of the benefits to be derived herefrom and therefrom, the parties hereby agree as follows:

Section 1.        Lessee hereby notifies and confirms to District that Lessee or Lessee’s Affiliate has made its FID for the first Phase of the LNG Facility, and the Effective Date under the Lease is [__________], 201[__].

Section 2.        The amount of the credit against Rent due under Section 2(b) of the Lease as of the Effective Date is set forth on Schedule 1 attached hereto, which credit shall be applied against installments of Rent as set forth on said Schedule 1.1

Section 3.        Capitalized terms used herein shall have the meaning ascribed to them in the Lease, unless expressly provided herein.

Section 4.        Except as amended, modified or supplemented by this Notice, the parties hereby reaffirm all terms, covenants and conditions contained in the Lease and acknowledge and agree that the same remain in full force and effect.

Section 5.        This Notice may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts to this Notice may be executed and delivered by facsimile or electronic mail transmission, and signatures transmitted by facsimile or electronic mail transmission shall be deemed to be original signatures.

[Signature Page Follows]

[Remainder of this page intentionally left blank]

1       Note to Draft:  Section 2 will be omitted if the Effective Date occurs on or after the Outside Effective Date.

Exhibit G to Lease Agreement	Page | 1

IN TESTIMONY WHEREOF, Lessee has caused this Notice to be executed by its proper officers thereunto duly authorized on the Effective Date.

RIO GRANDE LNG, LLC

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF	§

This instrument was acknowledged before me on the _____ day of ___________________, 201__, by _______________________ in his/her capacity as ________________________ of RIO GRANDE LNG, LLC, a Texas limited liability company.

Notary Public in and for the State of Texas

[Lessee Signature Page to Effective Date Notice]

Exhibit G to Lease Agreement	Page | 2

Receipt of the attached Notice is hereby
acknowledged and accepted in accordance
with Section 1(b) of the Lease.

BROWNSVILLE NAVIGATION
DISTRICT OF CAMERON COUNTY,
TEXAS

By:
Name:
Title:	Chairman of the Board of Navigation
and Canal Commissioners of the
Brownsville Navigation District of Cameron
County, Texas

Attest:

By:
Secretary

STATE OF TEXAS	§
COUNTY OF CAMERON	§

This instrument was acknowledged before me on the ______ day of ________________ 201__, by ____________________________, in his/her capacity as Chairman of the Board of Navigation and Canal Commissioners of the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS.

Notary Public in and for the State of Texas

[District Signature Page to Effective Date Notice]

Exhibit G to Lease Agreement	Page | 2

EXECUTION VERSION

March 6, 2019

SCHEDULE 1

(to Effective Date Notice)

[to be attached]

Exhibit G to Lease Agreement	Page | 4

EXECUTION VERSION

March 6, 2019

Exhibit H

Form of Memorandum of Lease Agreement

AFTER RECORDING PLEASE RETURN TO:

Krysta De Lima
General Counsel and Corporate Secretary
NextDecade Corporation
1000 Louisiana, Suite 3900
Houston, Texas 77002

MEMORANDUM OF LEASE AGREEMENT

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF CAMERON	§

THIS MEMORANDUM OF LEASE AGREEMENT (this “Memorandum”) is made as of March __, 2019 (the “Execution Date”) by and between the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, a navigation district organized, created and existing under and by virtue of the laws of the State of Texas, with its domicile in Brownsville, Cameron County, Texas (“District”), and RIO GRANDE LNG, LLC, a Texas limited liability company (“Lessee”).

1.         Lease.  District and Lessee entered into that certain Lease Agreement dated as of the Execution Date (the “Lease”), pursuant to which Lessor leased to Lessee approximately 984 acres of real property (the “Premises”) in Cameron County, Texas, as more particularly described on Exhibit A attached hereto, which is incorporated into this Memorandum by this reference for all purposes.  The Lease is also incorporated into this Memorandum by reference for all purposes.

2.         Purposes of Memorandum.  This Memorandum is executed for the purposes of recording and giving notice of Lessee’s leasehold estate in and to the Premises on which Lessee’s LNG Facility (as defined in the Lease) will be situated.

3.         Reserved Easements.  Pursuant to Section 15 of the Lease, District reserves certain non-exclusive rights of way and easements on, over and across the Premises for the purpose of installing and using rail lines, underground or overhead water lines, pipelines, power lines, telegraph and telephone lines, necessary or proper for the purposes of developing and serving lands within the Port and adjacent to the Premises, which such rights of way and easements are located within the easement areas described on Exhibit B attached hereto (collectively, the “Reserved Easements”); provided, however, that District (i) shall exercise said rights of way and easements in such a manner as is consistent with Lessee’s security and safety protocols, as adopted by Lessee from time to time, and does not impair or interfere with any of the existing or anticipated Improvements on the Premises, or with the maintenance or operation of the LNG Facility, and (ii) except in the case of an emergency related to public health or safety, shall give Lessee no less than

Exhibit H to Lease Agreement	Page | 1

two (2) days’ advance notice of its need to access such rights or way or easement areas that lie within the fencing or other security perimeter surrounding the LNG Facility, (iii) shall coordinate any visits by District’s personnel or contractors in connection with any installation, repair or replacement activities within such rights of way or easement areas, and provided further that Lessee shall be entitled to have a representative accompany District or any of its contractors or representatives during the time such personnel are on the Premises, and (iv) notwithstanding any provision hereof to the contrary, in no event shall the District’s reservation of rights set forth herein extend to granting rights on, over or across the Premises (other than within the Utility Corridor) for the sole benefit of a third party without Lessee’s prior written consent.  For purposes hereof, the “Utility Corridor” means the “Corridor”, as defined in that certain Designation of Utility Corridor executed by the District, dated May 7, 2017, and recorded on June 6, 2017 in Volume 22650 at Page 156 in the official public records of Cameron County, Texas.

4.         Termination.  Upon termination of the Lease, this Memorandum shall be of no further force and effect.

5.         Interpretation.  The provisions in this Memorandum are not intended to, and shall not, amend, modify, or alter the terms and provisions of the Lease or otherwise affect the agreements, responsibilities and obligations of the parties under the Lease.  The provisions of this Memorandum shall not be used in interpreting the Lease.  In the event of a conflict between the Lease and this Memorandum, the Lease shall control.

[Signature Page Follows]

[Remainder of this page intentionally left blank]

Exhibit H to Lease Agreement	Page | 2

EXECUTION VERSION

March 6, 2019

IN TESTIMONY WHEREOF, the parties hereto have each caused these presents to be executed by its proper officers thereunto duly authorized on the Execution Date.

RIO GRANDE LNG, LLC

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF	§

This instrument was acknowledged before me on the _____ day of February 2019, by _______________________ in his/her capacity as ________________________ of RIO GRANDE LNG, LLC, a Texas limited liability company.

Notary Public in and for the State of Texas

[Lessee Signature Page to Memorandum of Lease Agreement]

Exhibit H to Lease Agreement	Page | 3

BROWNSVILLE NAVIGATION
DISTRICT OF CAMERON COUNTY,
TEXAS

By:
Name:
Title:	Chairman of the Board of Navigation
and Canal Commissioners of the
Brownsville Navigation District of Cameron
County, Texas

Attest:

By:
Secretary

STATE OF TEXAS	§
COUNTY OF CAMERON	§

This instrument was acknowledged before me on the ______ day of February 2019, by ____________________________, in his/her capacity as Chairman of the Board of Navigation and Canal Commissioners of the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS.

Notary Public in and for the State of Texas

[District Signature Page to Memorandum of Lease Agreement]

Exhibit H to Lease Agreement	Page | 4

EXHIBIT A to Memorandum of Lease

Legal Description of Land

That certain parcel or tract of land having an address of 48326 Highway 48, Port Isabel, Texas 78587 and being depicted on that certain plat of survey entitled “Boundary Survey showing Parcel “A” (487.17 acres) and Parcel “B” (496.80 acres) situated in the Rafael Garcia, Cameron County Texas, T. Kinder, Isabel Y Garcia, R.R. Stoley and Brownsville Navigation District Surveys, Abstracts 1, 264, 270, 272, 273, 274 & 275, Cameron County, Texas, Rio Grande LNG” prepared by John Chance Land Surveys, Inc. and dated June 25, 2015, last updated December 4, 2018, a copy of which is attached hereto as Exhibit A-1.

Exhibit H to Lease Agreement	Page | 5

EXHIBIT A-1

Property Surv

Exhibit H to Lease Agreement	Page | 6

Exhibit B to Memorandum of Lease

Easements and Rights-Of-Way on the Premises

The Reserved Easements shall include only:

1.   Those that benefit the District in connection with the Utility Corridor and which are otherwise depicted on Exhibit A-1 attached hereto;

2.   Any easements or rights of way for the benefit of the District that are (a) proposed by District in writing on or before the date which is ninety (90) days after the Execution Date, which writing shall reasonably specify the location, purpose, and duration thereof, and (b) approved in writing by Lessee, which approval shall not be unreasonably withheld, conditioned or delayed, unless the same purport to interfere with any of proposed Lessee’s Improvements in which case Lessee’s approval may withheld or conditioned in Lessee’s sole and absolute discretion; and

3.   Any other easements or rights of way for the benefit of the District that are (a) proposed by District in writing after the date which is ninety (90) days after the Execution Date, which writing shall reasonably specify the location, purpose, and duration thereof, and (b) approved in writing by Lessee, which approval may withheld or conditioned in Lessee’s sole and absolute discretion.

Schedule 1 to Lease Agreement	Page | 7

Schedule 1

Defined Terms

“Affiliate” means any entity which is controlled by, controls, or is under common control with Lessee.  For purposes of this definition, the term “controlled by”,  “controls”, or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of any entity, whether through ownership, legally or beneficially, of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any subject matter, action or document, each applicable statute, law, code, treaty, regulation, ordinance, rule, judgment, rule of common law or principle of equity, order, decree, writ, clearance, approval, authorization, directive, grant, concession, franchise, license, agreement, guideline, policy, requirement, and other restriction of any Governmental Authority, and each similar form of decision of, or determination by, and interpretation or administration of any of the preceding by, any Governmental Authority, currently in effect or as may be amended, enacted or promulgated from time to time.

“Business Day” means any day that is (i) not a Saturday or Sunday, (ii) day on which national banks are closed for business in the State of Texas, or (iii) day on which the District is closed for business based upon its annual schedule duly adopted by the board of commissioners of the District.

“Certificate of Standing” has the meaning set forth in Section 7(f).

“Claims” means and refers to any and all claims, demands, causes of action, fines, damages, liabilities, losses, costs, expenses (including without limitation the Indemnified Party’s reasonable attorneys’ fees and court costs), penalties, assessments, environmental response costs, and/or injunctive obligations that may be asserted against or incurred by any of the Indemnified Parties, at law or in equity, whether common law or statutory, administrative or regulatory, contractual or in tort, as well as any other kind or character of action.

“Costs” means all costs and expenses of any kind or nature, including reasonable attorneys’ and paralegals’ fees and expenses, consultant fees, and expert fees.

“Confidential Information” means all Plans (and drafts thereof), modeling, engineering, financial, contracts, policies of insurance, and other reports, information, data and interpretation received by District from Lessee or its representatives with respect to the LNG Facility or the business of Lessee or its Affiliates, investors and lenders.

“CPI” means the Consumer Price Index for All Urban Customers published by the Bureau of Labor Statistics of the United States Department of Labor, for the South Urban area, All Items (1982-84=100), City Size B/C, or such other index as may in the future be designated in District’s leasing policy as may be applied in a non-discriminatory manner throughout the Port.

“Defense Costs” has the meaning set forth in Section 22(h)(ii).

“District” has the meaning set forth in the preamble.

Schedule 1 to Lease Agreement	Page | 1

“District Notice” has the meaning set forth in Section 7(c).

“DOT” means the United States Department of Transportation.

“EPC Contractor” means the engineering, procurement and construction contractor selected by Lessee for the detailed design, engineering, procurement and construction of the LNG Project under an EPC contract,

“Effective Date” shall have the meaning set forth in Section 1(b).

“Effective Date Notice” shall have the meaning set forth in Section 1(b).

[***].

“Environmental Report(s)” mean(s) that certain Phase I Environmental Site Assessment (Terminal Facility) for the Rio Grande LNG Project bearing Project Number CP16-454-000 dated August 2018 and prepared for Rio Grande LNG by ecology and environment, inc.

“Event of Default” has the meaning set forth in Section 11(a).

“Execution Date” has the meaning set forth in the preamble.

“FERC” means the Federal Energy Regulatory Commission.

“FERC Order” means that certain final, non-appealable order (including any extensions thereof) issued by the FERC in connection with the LNG Facility.

“FID” shall have the meaning set forth in Section 1(b).

“Governmental Authorities” and “Governmental Authority” means individually or collectively the United States of America, the State of Texas, Cameron County, and any other political subdivision, court, or agency having jurisdiction over the Premises, whether federal, state, or local; provided, however, that District shall be deemed a Governmental Authority insofar as it exercises its legal and regulatory authority in a non-discriminatory manner over the Port.

“Guarantor” has the meaning set forth in Section 28.

“Guaranty” has the meaning set forth in Section 28.

“Hazardous Materials” means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and amendments thereto, or substances, materials and wastes which are or become regulated under any Applicable Law, including, without limitation, any material, waste or substance which is:  (i) petroleum; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (v) defined as a “hazardous

Schedule 1 to Lease Agreement	Page | 2

waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., (42 U.S.C. 6903); (vi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601, et seq. (42 U.S.C. 9601); or (vii) defined as “hazardous wastes”,  “hazardous substances”,  “ industrial solid wastes” or “solid wastes” pursuant to Section 361.003 of the Texas Health and Safety Code, as all such laws are currently in effect or may be amended in the future, and as the above definitions may change from time to time.

“Improvements” has the meaning set forth in Section 3(b).

“Indemnified Parties” means District, its officers, directors, employees, agents, successors and assigns.

“Land” has the meaning set forth in Section 1(a).

“Land Acres” means the area of the Land (rounded to the nearest one-hundredth of an acre), which District and Lessee estimate to be nine hundred eighty-four and one one-hundredth (984.01) acres; provided, however, that if the area of the Land as measured by a certified survey is not nine hundred eighty-four and one one-hundredth (984.01) acres, then District and Lessee will enter into an amendment to this Lease specifying the actual area of the Land.

“Lease” has the meaning set forth in the preamble.

“Leasehold Mortgagee” has the meaning set forth in Section 7(a).

“Lessee” has the meaning set forth in the preamble.

“Lessee’s Environmental Costs” has the meaning set forth in Section 22(d).

“Lessee’s Improvements” has the meaning set forth in Section 4(f).

“LNG Facility” has the meaning set forth in Section 3(a).

“National Electrical Code” means the version of the National Electrical Code that is required by Applicable Law.

“NextDecade” has the meaning set forth in the recitals.

“Non-Receiving Party” has the meaning set forth in Section 22(h).

“Operating Affiliate” has the meaning set forth in Section 3(c).

“Operating Lease” has the meaning set forth in Section 3(c)(ii).

“Operating Lease Premises” has the meaning set forth in Section 3(c)(ii).

“Operations Commencement Date” means the date that FERC specifies Lessee or its Affiliate is authorized to commence commercial operation of the LNG Facility.  Lessee shall give

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written notice of the Operations Commencement Date to District upon receiving notification from FERC.

 “Option Agreement” has the meaning set forth in the recitals.

“Other Remedies” has the meaning set forth in Section 11(e).

“Outside Effective Date” shall have the meaning set forth in Section 1(b).

“Permitted Transfer” has the meaning set forth in Section 6(b).

“Permitted Use” has the meaning set forth in Section 3(a).

“Phase” has the meaning set forth in Section 3(c).

“PHMSA” means the Pipeline and Hazardous Materials Safety Administration.

“Pilot Board” means the Port of Brownsville Pilot Board.

“Plans” means the plans and specifications prepared by Lessee or its representatives for the construction of the structural components of the Improvements, or a phase thereof, and submitted to the District (whether through [***], the District’s Director of Engineering Services, the District’s Department of Engineering Services, or otherwise) in accordance with the terms and conditions of this Lease.

“Port” means the Port of Brownsville and related port facilities and navigable waters under the jurisdiction of District, including the Brazos Island Harbor Ship Channel and other navigable waters.

“Port Service Discontinuation Policy” means that certain Port Services Collection and Discontinuation Policy (G103), effective as of September 1, 2016, as amended from time to time prior to the Effective Date and as may be amended in a non-discriminatory manner after the Effective Date.  For further reference, visit www.portofbrownsville.com.

“Premises” has the meaning set forth in Section 1(a).

“Primary Term” has the meaning set forth in Section 1(a).

“Prevailing Party” has the meaning set forth in Section 21.

[***].

“Receiving Party” has the meaning set forth in Section 22(h).

“Release Date” means the date on or after the Operations Commencement Date when Lessee or Guarantor delivers to the District reasonable evidence that (i) Lessee’s consolidated net worth is greater than $250,000,000.00 or (b) Lessee’s credit rating is at least the lower of BB- pursuant to the credit ratings provided by Standard & Poor’s or that of the District as of the Execution Date.

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“Remedial Work” has the meaning set forth in Section 22(e).

“Renewal Term” has the meaning set forth in Section 1(d).

“Rent” means collectively the rental payments calculated in accordance with Exhibit F.

“Reserved Easements” has the meaning set forth in Section 15.

“Security Deposit” means an amount equal to three (3) months’ Rent under the Lease as of the Effective Date.  This shall be calculated as (i) the Land Acres of the Premises, times (ii) Six Thousand Three Hundred Nineteen and No/100 Dollars ($6,319.00), divided by (iii) four (4), paid by Lessee to District on or before the Effective Date of this Lease.  The security deposit will be held by the District, without accruing interest to the Lessee, so long as the Lessee maintains a lease on the Premises.  A reduction in the acreage of the Premises will not operate to reduce the Security Deposit without the District’s written consent; however, an increase in the acreage of the Premises will result in an additional Security Deposit which is equal to three month’s Rent on the additional portion of the Premises.

“Tariff” means Port of Brownsville Tariff No. 6 (FMC-T6), issued December 6, 2006, effective as of March 1, 2007, as amended from time to time prior to the Effective Date and as may be amended in a non-discriminatory manner after the Effective Date.  For further reference, visit www.portofbrownsville.com.

“Ten-Acre Lease” has the meaning set forth in the recitals.

“Term” means, collectively and as applicable, the Primary Term and each Renewal Term.

“Third-Party Claim” has the meaning set forth in Section 21(h).

“Title Expenses” has the meaning set forth in Section 27(b).

“Title Matters” has the meaning set forth in Section 27(a).

“Transfer” means a transfer, assignment, sublease, sale or conveyance of Lessee’s interest in this Lease or its right, title, and interest in and to the Premises.

“USACOE” means the United States Army Corp of Engineers.

“USCG” means the United States Coast Guard.

“Utility Corridor” means the “Corridor”, as defined in that certain Designation of Utility Corridor executed by the District, dated May 7, 2017, and recorded on June 6, 2017 in Volume 22650 at Page 156 in the official public records of Cameron County, Texas.

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